                        STOCK PURCHASE AGREEMENT









                                 AMONG

                    COMPASS TELECOMMUNICATIONS, INC.

                 ADVANCED COMMUNICATIONS GROUP, INC.,

                   FEIST LONG DISTANCE SERVICE, INC.,

                             FIRSTEL, INC.,

                        TELECOM RESOURCES, INC.

                                  AND

                      VALU-LINE OF LONGVIEW, INC.


                       Dated as of July 14, 1999

                       TABLE OF CONTENTS


ARTICLE I   DEFINITIONS. . . . . . . . . . . . . . . . .1
    1.1     Definitions  . . . . . . . . . . . . . . . .1
            -----------

ARTICLE II  SALE AND PURCHASE OF SHARES. . . . . . . . .8
    2.1     Sale and Purchase. . . . . . . . . . . . . .8
            -----------------
    2.2     Payment of Purchase Price. . . . . . . . . .8
            -------------------------
    2.3     Purchase Price Adjustment. . . . . . . . . .8
            -------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER .  9
    3.1     Due Incorporation. . . . . . . . . . . . .  9
            -----------------
    3.2     Due Authorization. . . . . . . . . . . . . 10
            -----------------
    3.3     Consents and Approvals; Authority Relative
            ------------------------------------------
            to this Agreement. . . . . . . . . . . . . 10
            -----------------
    3.4     Capitalization.. . . . . . . . . . . . . . 11
            ---------------
    3.5     Combined Management Report . . . . . . . . 12
            --------------------------
    3.6     No Adverse Effects or Changes. . . . . . . 12
            -----------------------------
    3.7     Properties . . . . . . . . . . . . . . . . 14
            ----------
    3.8     Condition and Sufficiency of Assets. . . . 14
            -----------------------------------
    3.9     Computer System. . . . . . . . . . . . . . 15
            ---------------
    3.10    Real Property. . . . . . . . . . . . . . . 15
            -------------
    3.11    Personal Property. . . . . . . . . . . . . 17
            -----------------
    3.12    Accounts Receivable and Advances . . . . . 17
            --------------------------------
    3.13    Intellectual Property. . . . . . . . . . . 17
            ---------------------
    3.14    Contracts. . . . . . . . . . . . . . . . . 18
            ---------
    3.15    Telecommunication Authorizations . . . . . 20
            --------------------------------
    3.16    Insurance. . . . . . . . . . . . . . . . . 20
            ---------
    3.17    Employee Benefit Plans and Employment
            -------------------------------------
            Agreements . . . . . . . . . . . . . . . . 20
            ----------
    3.18    Employment and Labor Matters . . . . . . . 23
            ----------------------------
    3.19    Capital Improvements . . . . . . . . . . . 23
            --------------------
    3.20    Taxes. . . . . . . . . . . . . . . . . . . 24
            -----
    3.21    No Defaults or Violations. . . . . . . . . 25
            -------------------------
    3.22    Environmental Matters. . . . . . . . . . . 25
            ---------------------
    3.23    Litigation . . . . . . . . . . . . . . . . 26
            ----------
    3.24    Bank Accounts. . . . . . . . . . . . . . . 27
            -------------
    3.25    Customers and Suppliers. . . . . . . . . . 27
            -----------------------
    3.26    Claims Against Officers and Directors. . . 27
            -------------------------------------
    3.27    No Other Agreement . . . . . . . . . . . . 27
            ------------------
    3.28    Brokers. . . . . . . . . . . . . . . . . . 27
            -------
    3.29    Accuracy of Statements . . . . . . . . . . 27
            ----------------------
    3.30    Due Diligence Materials. . . . . . . . . . 28
            -----------------------

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER. . 28
    4.1     Due Incorporation. . . . . . . . . . . . . 28
            -----------------
    4.2     Due Authorization. . . . . . . . . . . . . 28
            -----------------
    4.3     Consents and Approvals; Authority Relative
            ------------------------------------------
            to This Agreement. . . . . . . . . . . . . 28
            --------------
    4.4     Investment Intent. . . . . . . . . . . . . 29
            -----------------
    4.5     Foreign Carrier Affiliation. . . . . . . . 29
            ---------------------------
    4.6     Buyer Capitalization . . . . . . . . . . . 29
            --------------------
    4.7     Accuracy of Statements . . . . . . . . . . 29
            ----------------------

ARTICLE V   COVENANTS. . . . . . . . . . . . . . . . . 29
    5.1     Implementing Agreement . . . . . . . . . . 29
            ----------------------
    5.2     Seller Telecommunication Assets
            -------------------------------
            Conveyance . . . . . . . . . . . . . . . . 29
            ------------------------------------------
    5.3     Telecommunication Subsidiary Assumption of
            ------------------------------------------
            Liability. . . . . . . . . . . . . . . . . 29
            ---------
    5.4     Access to Information and Facilities . . . 30
            ------------------------------------
    5.5     Consents and Approvals.. . . . . . . . . . 30
            ----------------------
    5.6     Resignation of Officers and Directors. . . 31
            -------------------------------------
    5.7     Use of Name. . . . . . . . . . . . . . . . 31
            -----------
    5.8     Preservation of Business . . . . . . . . . 31
            ------------------------
    5.9     Supplemental Information . . . . . . . . . 34
            ------------------------
    5.10    Exclusivity. . . . . . . . . . . . . . . . 34
            -----------
    5.11    Interim Financial Statements . . . . . . . 35
            ----------------------------
    5.12    Tax Indemnity. . . . . . . . . . . . . . . 35
            -------------
    5.13    Inter-Company Agreemtns. . . . . . . . . . 36
            ---------------------------------
    5.14    Excluded Liabilities . . . . . . . . . . . 36
            --------------------
    5.15    Tax Matters. . . . . . . . . . . . . . . . 36
            -----------
    5.16    338(h)(10) election. . . . . . . . . . . . 36
            -------------------
    5.17    Employment and Employee Benefit Matters. . 37
            ---------------------------------------
    5.18    Buyer Capitalization . . . . . . . . . . . 38
            --------------------
    5.19    Sales Support Agreement. . . . . . . . . . 38
            -----------------------
    5.20    Advertising Agreement. . . . . . . . . . . 38
            ---------------------
    5.21    Transitional Services Agreement. . . . . . 38
            -------------------------------
    5.22    Consulting Agreement . . . . . . . . . . . 38
            --------------------
    5.23    Telecommunication Services Agreement . . . 38
            ------------------------------------
    5.24    Seller Reimbursements. . . . . . . . . . . 38
            ---------------------
    5.25    Severance Payments.. . . . . . . . . . . . 39
            ------------------
    5.26    Non-Competition. . . . . . . . . . . . . . 39
            ---------------
ARTICLE VI  CONDITIONS PRECEDENT TO OBLIGATIONS OF
            BUYER. . . . . . . . . . . . . . . . . . . 40
    6.1     Warranties True as of Both Present Date
            ---------------------------------------
            and Closing Date . . . . . . . . . . . . . 40
            ----------------
    6.2     Compliance with Agreements and Covenants . 40
            ----------------------------------------
    6.3     Consents and Approvals . . . . . . . . . . 40
            ----------------------
    6.4     Seller Telecommunication Assets
            -------------------------------
            Conveyance . . . . . . . . . . . . . . . . 40
            ----------
    6.5     Expiration of HSR Waiting Period . . . . . 41
            --------------------------------
    6.6     Documents. . . . . . . . . . . . . . . . . 41
            ---------
    6.7     Telecommunication Subsidiary Material
            -------------------------------------
            Adverse Change . . . . . . . . . . . . . . 41
            --------------
                                ii


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    6.8     Actions or Proceedings . . . . . . . . . . 41
            ----------------------
    6.9     Excluded Liabilities . . . . . . . . . . . 41
            --------------------

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF
            SELLER . . . . . . . . . . . . . . . . . . 41
    7.1     Shareholder Approval . . . . . . . . . . . 41
            --------------------
    7.2     Warranties True as of Both Present Date
            ---------------------------------------
            and Closing Date . . . . . . . . . . . . . 41
            ----------------
    7.3     Compliance with Agreements and Covenants . 41
            ----------------------------------------
    7.4     Expiration of HSR Waiting Period . . . . . 41
            --------------------------------
    7.5     Documents. . . . . . . . . . . . . . . . . 42
            ---------
    7.6     Actions or Proceedings . . . . . . . . . . 42
            ----------------------
    7.7     Employee Benefits. . . . . . . . . . . . . 42
            -----------------

ARTICLE VIII CLOSING . . . . . . . . . . . . . . . . . 42
    8.1     Closing. . . . . . . . . . . . . . . . . . 42
            -------
    8.2     Deliveries by Seller . . . . . . . . . . . 42
            --------------------
    8.3     Deliveries by Buyer. . . . . . . . . . . . 43
            -------------------

ARTICLE IXX TERMINATION. . . . . . . . . . . . . . . . 44
    9.1     Termination. . . . . . . . . . . . . . . . 44
            -----------
    9.2     Effect of Termination. . . . . . . . . . . 44
            ---------------------

ARTICLE X   INDEMNIFICATION. . . . . . . . . . . . . . 45
    10.1    Survival . . . . . . . . . . . . . . . . . 45
            --------
    10.2    Limits on Indemnification. . . . . . . . . 45
            -------------------------
    10.3    Indemnification by Seller. . . . . . . . . 45
            -------------------------
    10.4    Indemnification by Buyer . . . . . . . . . 46
            ------------------------
    10.5    Claims . . . . . . . . . . . . . . . . . . 46
            ------
    10.6    Notice of Third-Party Claims; Assumption
            ----------------------------------------
            of Defense . . . . . . . . . . . . . . . . 47
            ----------
    10.7    Settlement or Compromise . . . . . . . . . 47
            ------------------------
    10.8    Failure of Indemnifying Person to Act. . . 48
            -------------------------------------
    10.9    Tax Character. . . . . . . . . . . . . . . 48
            -------------

ARTICLE XI  MISCELLANEOUS. . . . . . . . . . . . . . . 48
    11.1    Expenses . . . . . . . . . . . . . . . . . 48
            --------
    11.2    Amendment. . . . . . . . . . . . . . . . . 48
            ---------
    11.3    Notices. . . . . . . . . . . . . . . . . . 48
            -------
    11.4    Waivers. . . . . . . . . . . . . . . . . . 49
            -------
    11.5    Counterparts . . . . . . . . . . . . . . . 49
            ------------
    11.6    Interpretation . . . . . . . . . . . . . . 49
            --------------
    11.7    Applicable Law . . . . . . . . . . . . . . 50
            --------------
    11.8    Assignment . . . . . . . . . . . . . . . . 50
            ----------
    11.9    No Third-Party Beneficiaries . . . . . . . 50
            ----------------------------
    11.10   Publicity. . . . . . . . . . . . . . . . . 50
            ---------


                                iii


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    11.11   Liquidated Damages . . . . . . . . . . . . 50
            ------------------
    11.12   Effect of Investigation. . . . . . . . . . 51
            -----------------------
    11.13   Further Assurances . . . . . . . . . . . . 51
            ------------------
    11.14   Severability . . . . . . . . . . . . . . . 51
            ------------
    11.15   Remedies Cumulative. . . . . . . . . . . . 51
            -------------------
    11.16   Entire Understanding . . . . . . . . . . . 51
            --------------------
    11.17   Jurisdiction of Disputes; Waiver of Jury
            ----------------------------------------
            Trial. . . . . . . . . . . . . . . . . . . 51
            -----

                    STOCK PURCHASE AGREEMENT
                    -------------------------


        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of
July 14, 1999 among COMPASS TELECOMMUNICATIONS, Inc. a Delaware corporation ("Buyer"), and FEIST LONG DISTANCE SERVICE, INC., a Kansas corporation, FIRSTEL, INC., a South Dakota corporation, TELECOM RESOURCES, INC., a Texas corporation, VALU-LINE OF LONGVIEW, INC., a Texas corporation, and ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Seller").


                         P R E A M B L E:

        WHEREAS, Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer all of the outstanding Telecommunication Subsidiary Shares (as hereinafter defined) of the Telecommunication Subsidiaries (as hereinafter defined) of the Seller; and

        WHEREAS, the Board of Directors of Seller has (i) determined that the sale of the Telecommunication Subsidiary Shares is fair to the shareholders of Seller common stock and is in the best interests of such shareholders and (ii) approved and adopted this Agreement and the transactions contemplated hereby and recommended approval and adoption of this Agreement by the shareholders of the Seller.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:


                            ARTICLE I.

                           DEFINITIONS

       1.1 Definitions.  The following terms shall have the following
           -----------
meanings for the purposes of this Agreement:

        "Accumulated Depreciation" shall mean the aggregate amount shown as such on the applicable combining balance sheet of the Telecommunication Subsidiaries, determined in a manner consistent with Seller's past practice in preparing the Combined Management Reports.

        "Acquisition Proposal" means any inquiry offer, or proposal regarding any of the following (other than the transactions contemplated by this Agreement) and involving the Telecommunication Subsidiaries: Any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or ten percent (10%) or more of the Telecommunication Subsidiaries Shares, in a single transaction or series of related transactions which could reasonably be expected to interfere with the completion of the transactions contemplated herein.

        "Advertising Agreement" shall mean that agreement to be negotiated between the Parties and which will incorporate the principle terms identified in Exhibit C.
              ---------

        "Affiliate" means, with respect to any specified Person, (1) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of its equity securities of the specified Person or a Person described in clause (1) of this paragraph, (3) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, or (4) any relative or spouse of the specified Person or any of the foregoing Persons.

        "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which commercial banks located in New York City are generally closed for business.

        "Buyer Confidential Information" means all confidential information concerning Buyer or their Affiliates, excluding any information which Seller can demonstrate (1) was previously known by Seller without any obligation to hold it in confidence; (2) was received from a third party free to disclose such information without restriction; (3) was independently developed by Seller without the use of Buyer's Confidential Information; (4) was approved for release by written authorization of Buyer, but only to the extent of such authorization; (5) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; (6) is disclosed in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order, and only if Seller first notifies Buyer of the order to permit Buyer to seek an appropriate protection order; or (7) is or becomes available to the public through no breach of this Agreement.

        "Closing" means the consummation of the transactions contemplated herein.

        "Closing Date" means the date on which the Closing occurs.

        "Closing Date Current Assets" shall mean the current assets of the Telecommunication Subsidiaries as set forth on the Closing Date Statement.

        "Closing Date Current Liabilities" shall mean the current liabilities of the Telecommunication Subsidiaries as set forth on the Closing Date Statement.

        "Closing Date Statement" shall mean a statement of the Closing Date Current Assets, Closing Date Current Liabilities and Property, Plant and Equipment and other assets and liabilities of the Telecommunication Subsidiaries as of the Closing Date prepared in accordance with the Principles and Procedures attached hereto as Exhibit G and in the form of
                                             ---------
Exhibit B hereto.
---------

        "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        "Combined Management Reports" shall have the meaning set forth in
Section 3.5 hereof.

        "Commission" means those certain state utility regulatory commissions and the FCC under whose respective authorities the Seller and the Telecommunication Subsidiaries have received Telecommunication Authorizations to offer telecommunication services.

        "Computer System" means all computer hardware and software and related materials used by the Telecommunication Subsidiaries in their respective businesses.

        "Consideration" has the meaning set forth in Section 2.2.

        "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

        "Dollars" or numbers preceded by the symbol "$" means amounts in United States Dollars.

        "Environmental Law" shall mean any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, any so-called "Superfund" or "Superlien Law" including those already referred to in this definition as amended, and any other Law of any Governmental Authority having a similar subject matter in effect as of the Execution Date.

        "Environmental Permit" shall mean any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean, with respect to any Person, each corporation, trade or business that is, along with such Person, part of the same controlled group of corporations, trades or businesses under common control within the meaning of sections 414(b) or (c) of the Code.

        "Execution Date" means (i) the date this Agreement is signed by the parties hereto and (ii) for purposes of bringing down the representations and warranties to the Closing Date, the Closing Date.

        "FCC" means the Federal Communication Commission.

        "Feist" means Feist Long Distance Service, Inc., a Kansas corporation, sometimes referred to individually hereinafter as a Telecommunication Subsidiary, and with each other Telecommunication Subsidiary as the Telecommunication Subsidiaries.

        "FirsTel" means FirsTel Services, Inc, a South Dakota corporation, sometimes referred to individually hereinafter as a Telecommunication Subsidiary, and with each other Telecommunication Subsidiary as the Telecommunication Subsidiaries.

        "Governmental Authority" means the government of the United States or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Hazardous Substance" means any material or substance which, as of the Execution Date (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any applicable Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any applicable Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification.

        "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification.

        "Intellectual Property" means any and all trademarks, trade names, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, formulas and all other intangible assets, properties and rights. The "Telecommunication Subsidiary Intellectual Property" shall mean any and all Intellectual Property used by the Telecommunication Subsidiaries in the conduct of their businesses.

        "Interim Financial Statements" shall mean any financial statements made available to Buyer pursuant to Section 5.11.

        "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement, term or condition made a part of any Telecommunication Authorization or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

        "Leased Property" means all real property and interests in real property leased by the Telecommunication Subsidiaries.

        "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

        "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages, penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity. No Loss shall be reduced by reason of tax benefits allegedly enjoyed as a result of such Loss by any Indemnified Party. Without limitation, "Loss" and "Losses" shall include fees and disbursements of counsel incurred by any Indemnified Party in an action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise.

        "Owned Property" means all real property and interests in real property owned in fee by the Telecommunication Subsidiaries.

        "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

        "Property, Plant & Equipment" shall mean, as of any given time, the aggregate book value of the Telecommunication Subsidiaries' plant, property and equipment exclusive of Accumulated Depreciation and impairment reserves, determined on a combined basis in a manner consistent with Seller's past practices and to the presentation in the Combined Management Report, Exhibit A, which amount as of May 31, 1999 was $38,447,188.
        ---------

        "Preliminary Current Assets" shall mean the current assets of the Telecommunication Subsidiaries as set forth in column h, the Pro Forma Telecommunication column, of the Preliminary Statement.

        "Preliminary Current Liabilities" shall mean the current liabilities of the Telecommunication Subsidiaries as set forth in column h, the Pro Forma Telecommunication column, of the Preliminary Statement.

        "Preliminary Statement" as of the day immediately prior to the Closing Date, shall mean the balance sheet/financial statements of Seller and the Telecommunication Subsidiaries as of the most recently completed month-end for which such financial statements are available (but in any event as of a month-end no more than forty (40) days prior to such date), prepared in a manner consistent with the Combined Management Report,
Section 3.5 hereof and the past practices of the Seller and the Telecommunication Subsidiaries in the form of Exhibit B attached hereto.
                                              ---------

        "Related Agreement" means any Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement, including, without limitation, the Advertising Agreement, Transitional Services Agreement, Consulting Agreement, the Bill of Sale, Assignment and Assumption Agreement and the Sales Force Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

        "Seller Confidential Information" means all confidential information concerning the Seller or its Affiliates, excluding any information which Buyer can demonstrate (1) was previously known by Buyer without any obligation to hold it in confidence; (2) was received from a third party free to disclose such information without restriction; (3) was independently developed by Buyer without the use of Seller's Confidential Information; (4) was approved for release by written authorization of Seller, but only to the extent of such authorization; (5) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; (6) is disclosed in response to a valid order of a court or other governmental body of the U.S. or any political subdivision thereof, but only to the extent of and for the purposes of such order, and only if Buyer first notifies Seller of the order to permit Seller to seek an appropriate protection order; or (7) is or becomes available to the public through no breach of this Agreement.

        "Seller Telecommunication Assets" means, those (a) trade receivables due from customers for services provided including billed and unbilled amounts, (b) other receivables due from third parties relating to telecommunication activities, (c) inventory of telecommunications equipment and supplies, (d) prepayments and deposits for services or other purchases relating to telecommunication operations, (e) Property Plant and Equipment and other assets relating to the telecommunication operations, including but not limited to the Kinnet IRU and the Feist Advertising Agreement, (f) certain office equipment, (g) certain Telecommunications Authorizations and
(h) related reserves for doubtful accounts, depreciation and amortization, in each case, as of the Closing Date.

        "Seller Telecommunication Liabilities" means, those Liens, accrued liabilities, trade payables, equipment leases, vehicle leases, sales office and administrative office leases, capital leases, switch leases, and any and all other obligations pursuant to a Contract to pay, provide security for, guaranty, or otherwise be responsible for any sum, in each case, arising out of, in any way connected with, or related to the operations of each Telecommunication Subsidiary in each case, as of the Closing Date.

        "Subsidiaries" means any Person 50.1% or more of the voting power of which is controlled by another Person.

        "Superior Proposal" means a bona fide Acquisition Proposal made by a third Person that the Board of Directors of the Seller determines in its good faith judgment to be more favorable to the Seller's shareholders than the transaction contemplated herein, based upon the consideration to be paid pursuant to the Acquisition Proposal being greater than the Consideration by no less than ten percent (10%) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Seller is reasonably capable of being obtained by such third Person.

        "Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

        "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

        "Telecommunication Authorization" means all orders, approvals and consents granted by any Governmental Authority, and registrations made with any Governmental Authority, permitting the provision of local or long distance or international telecommunication services.

        "Telecommunication Business" shall mean the telecommunication services that each of Seller and the Telecommunication Subsidiaries provide as of the Closing Date or are authorized to provide pursuant to the respective Telecommunication Authorizations that each has been granted.

        "Telecommunication Subsidiaries" means Feist, FirsTel, TRI, and Valu-Line and, as applicable, their Subsidiaries.

        "Telecommunication Subsidiary" means Feist, FirsTel, TRI, or Valu-Line individually and, as applicable, the respective Subsidiary of each.

        "Telecommunication Subsidiary Material Adverse Change" means a change in the business, assets, liabilities, cash flows, condition (financial or otherwise) or prospects of any one or all of the Telecommunications Subsidiaries which is materially adverse to the Telecommunication Subsidiaries; provided, however, that for purposes of determining whether there shall have been any such Telecommunication Subsidiary Material Adverse Change, (i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded and (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Telecommunications Subsidiaries compete shall be disregarded.

        "Telecommunication Subsidiary Material Adverse Effect" means an effect on the business, assets, liabilities, cash flows, condition (financial or otherwise) or prospects of any one or all of the Telecommunication Subsidiaries which is materially adverse to the Telecommunications Subsidiaries; provided, however, that for purposes of determining whether there shall have been any such Telecommunication Subsidiary Material Adverse Effect, (i) any adverse effect resulting from or relating to general business or economic conditions shall be disregarded and (ii) any adverse effect resulting from or relating to conditions generally affecting the industry in which the Telecommunications Subsidiaries compete shall be disregarded.

        "Telecommunication Subsidiary Shares" means the (a) 10,000 shares of Common Stock, no par value per share, of Feist, (the "Feist Common Stock"),
(b) 1,064.14 shares of common stock, $1.00 par value per share, of FirsTel, (the "FirsTel Common Stock"), (c) 1,000 shares of common stock, $.001 par value per share, of TRI, (the "TRI Common Stock"), and (d) 1,000 shares of common stock, no par value per share of Valu-Line (the "Valu-Line Common Stock"), all of which are held of record by Seller.

        "TRI" means Telecom Resources, Inc., a Texas corporation sometimes referred to individually hereinafter as a Telecommunication Subsidiary and with each other Telecommunication Subsidiary as the Telecommunication Subsidiaries.

        "Transaction Contingency Adjustment Factor" means, an amount that shall be an adjustment to the Purchase Price and shall be calculated as equal to the product of $15,000 multiplied by the number of Telecommunication Authorization Consents, required for the consummation of the transactions contemplated hereby or the ownership and operation by Buyer of the Telecommunication Subsidiaries as identified on Schedule
                                                             ---------
3.3(a), that are not identified as material on such schedule, for which
------
Buyer has determined it has not received written evidence (reasonably satisfactory to Buyer).

        "Transition Services Agreement" means that agreement, to be entered into among Seller and Buyer in a form substantially similar to Exhibit D.
                                                               ---------

        "Transition Services Period" means the thirty (30) days after the Closing Date, unless further extended by the mutual agreement of Seller and Buyer.

        "Valu-Line" means Valu-Line of Longview, Inc., a Texas corporation sometimes referred to individually hereinafter as a Telecommunication Subsidiary and with each other Telecommunication Subsidiary as the Telecommunication Subsidiaries.


                           ARTICLE II.

                   SALE AND PURCHASE OF SHARES

        2.1  Sale and Purchase. Seller hereby agrees to sell to Buyer the
             -----------------
Telecommunication Subsidiary Shares, which the Telecommunication Subsidiary Shares in the aggregate represent 100% of the issued and outstanding shares of capital stock of the Telecommunication Subsidiaries, free and clear of all Liens, and Buyer hereby agrees to purchase all such Telecommunication Subsidiary Shares.

        2.2  Payment of Purchase Price. In consideration for the
             -------------------------
Telecommunication Subsidiary Shares, Buyer shall pay to Seller Forty-Nine Million Eight Hundred Thousand and No/100s Dollars ($49,800,000.00) less
(a) an amount, if any, by which Preliminary Current Assets are less than Preliminary Current Liabilities (the "Initial Adjustment Amount") and (b) an amount, if any, that shall be calculated on or immediately prior to the Closing Date upon a determination of the applicability of the transaction contingency adjustment factor in an amount which is equal to, the Transaction Contingency Adjustment Factor (together, the "Consideration"), subject to subsequent adjustment as provided in Section 2.3. The Consideration shall be paid to Seller by means of a certified check or by wire transfer of immediately available funds to a bank account as designated by Seller to Buyer no later than the third Business Day prior to the Closing Date.

        2.3  Purchase Price Adjustment.
             -------------------------
        (a) Within fourteen (14) Business Days after the Closing Date Current Liabilities, Closing Date Current Assets, and Property, Plant & Equipment are finally determined in accordance with this Section 2.3 and in accordance with the form of column "h", the Pro Forma Telecommunication column of Exhibit B, (x) (i) if Closing Date Current Assets are less than
          ---------
Closing Date Current Liabilities in an amount in excess of the Initial Adjustment Amount, Seller shall pay to Buyer the amount of such excess or
(ii) if Closing Date Current Assets are less than the Closing Date Current Liabilities in an amount less than the Initial Adjustment Amount, Buyer shall pay to Seller the difference between the Initial Adjustment Amount and the result of Closing Date Current Assets minus Closing Date Current Liabilities, and (y) Seller shall pay to Buyer the amount, if any, of the decrease in Property, Plant & Equipment (exclusive of Accumulated Depreciation and impairment reserves) from May 31, 1999 to the Closing Date.

        (b) In order to confirm the Closing Date Current Liabilities, Closing Date Current Assets and Property, Plant & Equipment as of the Closing Date, Buyer will cause the Closing Date Statement to be prepared in a manner consistent with Exhibit B, using the categories set forth
                         ---------
thereon in accordance with the Principles and Procedures set forth on Exhibit G attached hereto, prepared as promptly as practicable after the
---------
Closing Date, but in any event within forty-five (45) days of the Closing Date. The Closing Date Statement shall be attested to by PriceWaterhouseCoopers, LLP, Buyer's independent public accountants. As soon as practicable, but within sixty (60) days of receipt of the Closing Date Statement, PriceWaterhouseCoopers, LLP will issue a preliminary opinion on the Closing Date Statement.

        Seller and its independent public accountants, Peat Marwick, shall be entitled to review PriceWaterhouseCoopers, LLP's workpapers at the completion of the Closing Date audit. PriceWaterhouseCoopers, LLP shall make its Closing Date audit workpapers and its draft opinion with respect thereto available to Seller and Peat Marwick as soon as practicable.
Within sixty (60) days after the receipt by Seller and Peat Marwick of the Closing Date Statement and the last of PriceWaterhouseCoopers, LLP's workpapers and its draft opinion, Seller and Peat Marwick may propose any adjustments thereto which Seller deems to be reasonably appropriate. PriceWaterhouseCoopers, LLP and Peat Marwick shall work together to promptly resolve any proposed adjustments and, upon resolution of any such adjustments, PriceWaterhouseCoopers, LLP shall issue a final opinion on the Closing Date Statement.

        In the event that any disagreement between PriceWaterhouseCoopers, LLP and Peat Marwick is not resolved by agreement between Buyer and Seller within thirty (30) days after the adjustments are proposed, Arthur Andersen, LLP, independent public accountants (the "Referee"), will be promptly engaged to render within thirty (30) days from the date of such engagement an opinion regarding the issue or issues in dispute and such opinion (absent manifest error) shall be binding on the parties hereto.

        Buyer shall pay the fees and expenses of PriceWaterhouseCoopers, LLP incurred in connection with this Section 2.3 and Seller shall pay the fees and expenses of Peat Marwick. Buyer and Seller shall each pay one half of the fees and expenses of the Referee.


                              ARTICLE III.

              REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

        3.1  Due Incorporation.  The Seller and each Telecommunication
             -----------------
Subsidiary is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted. Except where the failure to be so qualified would have a Telecommunication Subsidiary Material Adverse Effect on the business or properties of the Telecommunication Subsidiaries, each Telecommunication Subsidiary is licensed or qualified to do business and is in good standing (where the concept of "good standing" is applicable) as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification. The jurisdictions in which the Telecommunication Subsidiaries are incorporated and licensed or qualified to do business as a foreign corporation are set forth on Schedule 3.1. True, correct and
                                     ------------
complete copies of the Certificates of Incorporation and Bylaws, as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the Boards of Directors (and all committees thereof) and stockholders of the Telecommunication Subsidiaries have been made available to Buyer. Except as set forth on Schedule 3.1, all actions taken by the
                                  ------------
Board of Directors (and all committees thereof) and stockholders of the Telecommunication Subsidiaries after February 18, 1998 are reflected in such minutes and consents. Except as set forth on Schedule 3.1, none of
                                                   ------------
the Telecommunication Subsidiaries has any direct or indirect subsidiaries, either wholly or partially owned, and none of the Telecommunication Subsidiaries hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person.

        3.2  Due Authorization. The Seller and the Telecommunication
             -----------------
Subsidiaries have full power and authority to enter into this Agreement and each of them has full power and authority to enter into the Related Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby. The Seller and the Telecommunication Subsidiaries have duly and validly executed and delivered this Agreement and each of them has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) their respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of the Seller and the Telecommunication Subsidiaries and each Related Agreement upon execution and delivery by the parties signatory thereto will constitute legal, valid and binding obligations of the signatories thereof, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

        3.3  Consents and Approvals; Authority Relative to this Agreement.
             ------------------------------------------------------------

        (a)  Except as set forth on Schedule 3.3(a), no Telecommunication
                                    ---------------
Authorization, consent, permit, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement (individually and collectively a "Consent") is necessary in connection with the execution, delivery and performance by the Seller and the Telecommunication Subsidiaries of this Agreement, the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

        (b)  Except as set forth on Schedule 3.3(b), the execution,
                                    ---------------
delivery and performance by the Seller and the Telecommunication Subsidiaries of this Agreement and their respective Related Agreements does not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Seller or the Telecommunication Subsidiaries under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which the Seller or any of the Telecommunication Subsidiaries is a party or by which the Seller or any Telecommunication Subsidiaries or any of their assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of any Seller or of the Telecommunication Subsidiaries or indebtedness secured by their assets or properties; or (iv) violate or conflict with any provision of any of the certificates of incorporation, charters, bylaws or similar organizational instruments of each of the Seller or any of the Telecommunication Subsidiaries, except in the case of clauses (i), (ii), and/or (iii) above, as would not have a Telecommunication Subsidiary Material Adverse Effect or a material adverse effect on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Seller.

        3.4  Capitalization.
             --------------

        (a) The authorized capital stock of each of the Telecommunication Subsidiaries consists of the shares of common stock, having the respective par values per share, and number of shares of each of which are currently issued and outstanding as set forth on Schedule 3.4. All of such
                                       ------------
Telecommunication Subsidiaries Shares (i) are validly issued, fully paid and non-assessable and (ii) are, and when issued were, free of preemptive rights. Seller owns, or as of the Closing will own, (legally and beneficially) all of such Telecommunication Subsidiaries Shares, free and clear of any and all Liens. Except as set forth in Schedule 3.4, there
                                                    ------------
are no shares of capital stock of the Telecommunication Subsidiaries held in the treasury of any Telecommunication Subsidiary and no shares of capital stock of any Telecommunication Subsidiary are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

        (b)  Except as set forth in Schedule 3.4, there are no shares of
                                    ------------
capital stock or other securities (whether or not such securities have voting rights) of the Telecommunication Subsidiaries issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating, or obligating either or any of Seller, the Telecommunication Subsidiaries or any of their Affiliates to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of the Telecommunication Subsidiaries. Except as set forth in Schedule 3.4,
                                                        ------------
there are no outstanding contractual obligations of either Seller or any of the Telecommunication Subsidiaries which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of the Telecommunication Subsidiaries. Except (i) as set forth on Schedule 3.4
                                                            ------------
and (ii) for Seller's rights as a holder of Telecommunication Subsidiary Shares, no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Telecommunication Subsidiaries or any component or portion thereof, or any increase or decrease in any of the foregoing.

        (c) The assignments, endorsements, stock powers and other instruments of transfer delivered by Seller to Buyer at the Closing will be sufficient to transfer such Seller's entire interest, legal and beneficial, in the Telecommunication Subsidiary Shares. Seller has, and on the Closing Date will have, full power and authority to convey good title to all of the Telecommunication Subsidiary Shares, and upon transfer to Buyer of the certificates representing such Telecommunication Subsidiary Shares, Buyer will receive good title to such Telecommunication Subsidiary Shares, free and clear of all Liens.

        3.5  Combined Management Reports. Attached hereto as Exhibit A
             ---------------------------                     ---------
is a copy of the unaudited balance sheet and statement of income and related reports of the Seller as of May 31, 1999 (collectively, the "Combined Management Reports"). Except as set forth on Schedule 3.5,
-----------------------------                           ------------
the Combined Management Reports present fairly the financial position, assets and liabilities of the Seller and the Telecommunication Subsidiaries, as applicable, as of the dates thereof and the revenues, expenses, and results of the operation of the Telecommunication Subsidiaries and the Seller for the periods covered thereby and changes in the financial position of the Telecommunication Subsidiaries and the Seller with respect to the dates thereof and the periods covered thereby, in each case in conformity with the past accounting practices of the Seller and the Telecommunication Subsidiaries, as applicable, consistently applied during such periods and in conformity with GAAP, except for the following exceptions (i) the absence of any statements of retained earnings or cash flows; (ii) the absence of notes to the Combined Management Reports; (iii) the nature of the presentation of the combining statement of income and combining balance sheet and other reports (such statements may not present a complete statement as required by GAAP or may be supplemental information not required by GAAP); (iv) no allocation has been made for shared resources among different entities and divisions (v) the telecom operations and related assets and liabilities have not been presented as discontinued operations and assets held for sale; (vi) the discontinuance of deferring line acquisition cost and amortizing previously deferred amounts; (vii) the write-off of certain intangible assets, including but not limited to, goodwill, customer lists and deferred line costs; and (viii) the discontinuance of expense recognition relating to the above changes.
Except as set forth on Schedule 3.5 attached hereto or in the balance
                       ------------
sheets and notes thereto included in the Combined Management Reports, there are no liabilities, debts, claims or obligations (including "off-balance sheet" liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, whether due or to become due, for which the Seller or the Telecommunication Subsidiaries are or were liable which could materially and adversely affect the business or operation of the Seller or the Telecommunication Subsidiaries or any of the assets of the Telecommunication Subsidiaries or any of the right of the Seller therein or thereto.) Except as set forth on Schedules 3.5, 3.7, 3.11 or 5.14
                                  -------------- ---- ----    ----
or in the "Total Telecom" column of the Combined Management Reports, none of the Telecommunication Subsidiaries will have any indebtedness for borrowed money to any third party or to any Affiliate. The Combined Management Reports are in accordance with the books and records of the Seller and each Telecommunication Subsidiary, as applicable, and do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

        3.6  No Adverse Effects or Changes.  Except as set forth
             -----------------------------
on Schedule 3.6, since May 31, 1999 until the Execution Date, the
   ------------
Telecommunication Subsidiaries have conducted their respective businesses and operations in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 3.6, since May 31, 1999 until the Execution Date, the
   ------------
Telecommunication Subsidiaries have not:

        (a)  suffered any Telecommunication Subsidiary Material Adverse
Change;

        (b) suffered any material damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance);

        (c) incurred any obligation or entered into any Contract which either (i) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000, or (ii) has a term of, or requires the performance of any obligations by any Telecommunication Subsidiary over a period in excess of, six months and is not terminable within 90 (ninety) days without payment of a termination fee or similar payment in excess of $25,000;

        (d) taken any action or entered into or authorized any Contract or transaction other than in the ordinary course of business and consistent with past practice, including, without limitation, the licensing of products or software to third parties;

        (e) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice;

        (f) waived, released or canceled any claims against third parties for debts owing to it for amounts in excess of $25,000, or any rights which have a value in excess of $25,000;

        (g) made any material changes in its accounting systems, policies, principles or practices;

        (h) entered into, authorized or permitted any transaction with Seller or any Affiliate of Seller;

        (i) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amended any of the terms of any such securities;

        (j) split, combined, or reclassified any shares of its capital stock, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeemed or otherwise acquired any of its securities.

        (k) made any borrowing, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

        (l) made any loans, advances or capital contributions to, or investments in, any other Person;

        (m) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increased in any manner the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

        (n) except for capital expenditures contemplated by clause (o), acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Telecommunication Subsidiaries;

        (o) authorized or made any capital expenditures which individually or in the aggregate are in excess of $50,000;

        (p) made any Tax election (other than routine elections made on Tax Returns filed in the ordinary course of business consistent with past practice that will not, in the aggregate have a Telecommunication Subsidiary Material Adverse Effect on the taxable income or loss of the Telecommunication Subsidiaries for any taxable year ending after the Closing Date) or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

        (q) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Telecommunication Subsidiaries or any of their respective directors, officers, employees or agents;

        (r) terminated or materially modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount in excess of $25,000 not required by Law or by any Contract;

        (s) agreed, whether orally or in writing to do any of the foregoing; or

        (t) written up any accounts receivable or other asset previously written down or written off.

        3.7  Properties.  Except as set forth on Schedule 3.7, the
             ----------                          ------------
Telecommunication Subsidiaries have good and valid record title to, and are the lawful owners of, all of the tangible and intangible assets, properties and rights used in connection with their respective businesses and all of the tangible and intangible assets, properties and rights reflected in the Combined Management Reports or Schedule 3.10 or 3.11 (other than assets
                               -------------    ----
leased under the leases set forth in Schedule 3.10 or 3.11 and assets
                                     -------------    ----
disposed of in the ordinary course of business since the date of the Combined Management Reports), free and clear of any Lien.


        3.8 Condition and Sufficiency of Assets.  Except as set forth on
            -----------------------------------
Schedule 3.8, all of the tangible assets and properties of the
------------
Telecommunication Subsidiaries with a value over $10,000, whether real or personal, owned or leased, are free from defects other than such non-material defects as do not interfere with the intended use thereof in the conduct of normal operations. Immediately after the Closing, the Telecommunication Subsidiaries shall own or have a right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of their respective businesses as they are currently conducted. Such assets, properties and rights, except for changes in the ordinary course of business together with the Seller Telecommunications Assets, were sufficient to produce the income of the Telecommunication Business for the five (5) month period ended May 31, 1999 as shown on the Combined Management Reports. Except as set forth on Schedule 3.8 or disclosed on
                                           ------------
the Combined Management Reports, the Telecommunication Subsidiaries have not had any liabilities that are not directly related to, and that did not arise directly out of, the business of the Telecommunication Subsidiaries.

        3.9 Computer System.  The Telecommunication Subsidiaries have
            ---------------
undertaken studies of the resources required to cause the Computer System to be capable of appropriately processing dates beginning with the year 2000 ("Year 2000 Compliant"). Seller has no reason to believe, based upon reasonable inquiry and opinions of appropriate employees of the Telecommunication Subsidiaries that the Computer System cannot be made Year 2000 Compliant before December 31, 1999 for an expenditure of less than Five Hundred Thousand and No/100 Dollars $500,000.00. The use of Computer System by the Telecommunication Subsidiaries (including any software modifications) has not resulted in the termination of any maintenance, service or support agreement relating to any part of the Computer System or any reduction in the services provided to the Telecommunication Subsidiaries, warranties available to the Telecommunication Subsidiaries or rights of the Telecommunication Subsidiaries thereunder which would have a Telecommunication Subsidiary Material Adverse Effect.

        3.10 Real Property.
             -------------

        (a) Schedule 3.10(a) sets forth a complete list of all real
            ----------------
property and interests in real property owned in fee by the Telecommunication Subsidiaries (individually, an "Owned Property") and all real property and interests in real property leased by the Telecommunication Subsidiaries (individually, a "Leased Property") pursuant to real property leases (the "Real Property Leases"). The Telecommunication Subsidiaries have (i) good and insurable fee title to all Owned Property and (ii) good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Telecommunication Subsidiary Property" and, collectively, as "Telecommunication Subsidiary Properties"), in each case free and clear of all Liens, except (i) such as are set forth in Schedule 3.10(a), (ii) mechanics', carriers', workmen's, repairmen's
   ----------------
or other like Liens arising or incurred in the ordinary course of business that individually or in the aggregate would not have a Telecommunication Subsidiary Material Adverse Effect and (iii) other immaterial imperfections of title or encumbrances, if any, which, individually or in the aggregate, would not have a Telecommunication Subsidiary Material Adverse Effect. The Telecommunication Subsidiary Properties constitute all of the land held or used by the Telecommunication Subsidiaries in the conduct of their businesses. Seller has made available to Buyer true, accurate and complete copies of the Real Property Leases together with copies of all reports (if any in the possession of Seller or the Telecommunication Subsidiaries as of and after February 18, 1998) of any engineers, environmental consultants or other consultants in its possession relating to the Telecommunication Subsidiary Properties.

        (b) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on any Telecommunication Subsidiary

Property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements on such properties with respect to the Owned Property, and to the knowledge of Seller and the Telecommunication Subsidiaries with respect to the Leased Property, are not in violation of, or in conflict with, any applicable zoning, environmental or health regulations or ordinance or any other similar Law that individually or in the aggregate would have a Telecommunication Subsidiary Material Adverse Effect. Except as set forth on Schedule 3.10(b), and (a) to the knowledge
                               ----------------
of Seller and the Telecommunication Subsidiaries, with respect to the Owned Property since the purchase of the Owned Property and (b) to the knowledge of Seller and the Telecommunication Subsidiaries with respect to the Leased Property of each, no asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants or Hazardous Substances have been used in, on, or are otherwise located on, any Telecommunication Subsidiary Property.

        (c) To the knowledge of Seller or the Telecommunication Subsidiaries, none of the Telecommunication Subsidiary Properties relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements. To the knowledge of Seller or the Telecommunication Subsidiaries, all covenants or other restrictions (if any) to which any of the Telecommunication Subsidiary Properties is subject are being in all respects properly performed and observed and none of the Telecommunication Subsidiaries has received any notice of violation (or claimed violation) thereof.

        (d)  Except as set forth on Schedule 3.10(d), there is no
                                    ----------------
pending, or to the knowledge of Seller or the Telecommunication Subsidiaries threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any of the Telecommunication Subsidiary Properties.

        (e)  Except as set forth on Schedule 3.10(e), all of the Real
                                    ----------------
Property Leases are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. None of the Real Property Leases have been amended or modified except as set forth on Schedule 3.10(e).
                       ----------------

        (f) The Telecommunication Subsidiaries have not received any notice of any, and, to the knowledge of Seller or the Telecommunication Subsidiaries, there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease. Except as disclosed in the Combined Management Reports or as set forth on Schedule 3.10, all rent
                                               -------------
and other amounts due and payable with respect to the Real Property Leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing Date.

        (g)  Except as set forth on Schedule 3.10(g)(i), all lessors
                                    -------------------
under the Real Property Leases have consented or prior to Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement or the Related Agreements without requiring modification in the rights or obligations thereunder. Except as set forth on Schedule 3.10(g)(ii),
                                                --------------------
none of the Real Property Leases are expected to expire or terminate during the year following the Closing Date.

        3.11 Personal Property.  Approximately four hundred and seventy
             -----------------
seven (477) desk and lap top computers owned by Seller and the Telecommunication Subsidiaries are used in the Telecommunication Business.
Schedule 3.11 sets forth a true, accurate and complete list of all of the
-------------
tangible personal property used by the Telecommunication Subsidiaries in their businesses having a present book value of $20,000 or more, other than items acquired by the Telecommunication Subsidiaries in the ordinary course of business from the date hereof through the Closing Date. Schedule 3.11
                                                            -------------
also sets forth a true, accurate and complete list of all leases of personal property binding upon the Telecommunication Subsidiaries or any of their respective assets or properties. All of such tangible personal property is presently utilized by the Telecommunication Subsidiaries in the ordinary course of business. Seller has made available to Buyer true, accurate and complete copies of all such personal property leases.

        3.12 Accounts Receivable and Advances.   Schedule 3.12(i) sets
             --------------------------------    ----------------
forth a true, accurate and complete summary of aging schedule of all accounts receivable of the Telecommunication Subsidiaries (the "Accounts Receivable") as of May 31, 1999. Except as set forth on Schedule
                                                         --------
3.12(ii), each Account Receivable represents (a) a sale made in the
--------
ordinary course of business and which arose pursuant to an enforceable written or oral Contract for a bona fide sale of goods or for services performed, and the Telecommunication Subsidiaries have performed all of their obligations to produce the goods or perform the services to which such Account Receivable relates except for prepaid services, and (b) except as adequately reserved against in the balance sheet included in the Combined Management Reports, amounts owed which are not more than one hundred twenty (120) days past due and which are not subject to any claim or reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor owing such amount, and each of which, together with each miscellaneous receivable to be included in the Closing Date Statement, is collectible in full within one hundred twenty
(120) days of their origination. No advance is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof, and, except as reserved against in the Combined Management Reports, all advances are collectible in full within one hundred twenty (120) days of their origination.

        3.13 Intellectual Property.  Schedule 3.13 sets forth a true,
             ---------------------   -------------
accurate and complete list of all of the Telecommunication Subsidiaries' Intellectual Property. Except as set forth on Schedule 3.13:
                                               -------------

        (a) all of Telecommunication Subsidiaries' Intellectual Property is owned by Telecommunication Subsidiaries free and clear of all Liens, and is not subject to any license, royalty or other agreement, and the Telecommunication Subsidiaries have not granted any license or agreed to pay or receive any royalty in respect of any of Telecommunication
Subsidiaries' Intellectual Property;

        (b) none of Telecommunication Subsidiaries' Intellectual Property has been or is the subject of any pending or, to the knowledge of Seller or the Telecommunication Subsidiaries, threatened litigation or claim of infringement;

        (c)  to the knowledge of Seller or the Telecommunication
Subsidiaries, no license or royalty agreement to which any Telecommunication Subsidiary is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened;

        (d) the products and services produced and sold by the Telecommunication Subsidiaries, any process, method, part, design, material or other Intellectual Property they employ, and the marketing and use by the Telecommunication Subsidiaries of any such product, service or Intellectual Property, in each case to Seller's or the Telecommunication Subsidiaries' knowledge do not infringe any Intellectual Property or confidential or proprietary rights of another Person, and no Telecommunication Subsidiary has received any notice contesting its right to use any such Intellectual Property;

        (e) the Telecommunication Subsidiaries own or possess adequate rights in and to all Intellectual Property necessary to conduct their respective businesses as presently conducted;

        (f)  to the knowledge of Seller and the Telecommunication
Subsidiaries, the Intellectual Property is valid and enforceable; and

        (g)  to the knowledge of Seller and the Telecommunication
Subsidiaries, no unauthorized third party is engaged in any activity which infringes the Intellectual Property.

        3.14 Contracts.   Schedule 3.14(a), sets forth a true, accurate
             ---------    ----------------
and complete list of all Contracts and arrangements of the following types to which either (i) any Telecommunication Subsidiary or (ii) Seller, (but only to the extent comprising part of Seller's Telecommunication Business), is a party or by which any of them is bound, or to which any of their respective assets or properties is subject:

        (a)  any collective bargaining agreement;

        (b) any Contract with any employee, officer or director of any Telecommunication Subsidiary or any respective Affiliates of such individuals or any Contract with Seller or any affiliate of Seller (other than those set forth on Schedule 3.17 and Schedule 3.18);
                        -------------     -------------

        (c) any Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

        (d)  any Contract which involves the future payment or receipt of
(i) cash (ii) other property, (iii) an unperformed commitment, or (iv) goods or services, in each case having a value in excess of $25,000;

        (e) any Contract or arrangement pursuant to which any Telecommunication Subsidiary has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);


        (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of personal property, loan commitment or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

        (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

        (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Telecommunication Subsidiaries;

        (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of any Telecommunication Subsidiary, or any Telecommunication Subsidiary is granted the authority to act for or on behalf of any Person;

        (j)  any Contract relating to the Computer System;

        (k) any Contract for which the full performance thereof may extend beyond one hundred twenty (120) days from the Execution Date and is not terminable within ninety (90) days without payment of a termination fee or similar payment in excess of $25,000;

        (l) any Contract not made in the ordinary course of business which is to be performed in whole or in part at or after the Execution Date;

        (m) any Contract, whether or not fully performed, relating to any acquisition or disposition of any Telecommunication Subsidiary or any predecessor in interest of any of them, or any acquisition or disposition of any subsidiary, division, line of business, or real property; and

        (n) any Contract, including without limitation, all interconnect agreements not specified above that is material to any Telecommunication Subsidiary.

        Except as set forth on Schedule 3.14(b), Seller has made available
                               ----------------
to Buyer true, accurate and complete copies of each document set forth therein and a written description of each oral arrangement so listed. Except as set forth on Schedule 3.14(c), all such Contracts to which
                       ----------------
Seller or a Telecommunication Subsidiary is a party have been entered into by it in the ordinary course of business and are on terms that are no less favorable to Seller or the Telecommunication Subsidiary than the terms which could be obtained from an unrelated third party and, if cancelled at any time, would not have a Telecommunication Subsidiary Material Adverse Effect. Seller and the Telecommunication Subsidiaries believe that, except for the Contracts listed on Schedule 3.14(a), there are no other
                            ----------------
Contracts to which a Telecommunication Subsidiary is a party. Seller has made available to Buyer true, accurate and complete copies of each form which has been used in the businesses of the Telecommunication Subsidiaries and is in effect with respect to any third party as of the Execution Date.

        3.15 Telecommunication Authorizations.  Schedule 3.15 sets forth
             --------------------------------   -------------
a true, accurate and complete list of all Telecommunication Authorizations held by the Telecommunication Subsidiaries and all Telecommunication Authorizations held by Seller and to be conveyed to the Telecommunication Subsidiaries pursuant to the terms hereof. All such Telecommunication Authorizations are validly held and in full force and effect and, except as set forth on Schedule 3.23 with respect to Feist in Oklahoma, are not
             -------------
subject to any conditions outside the ordinary course. Except for the Telecommunication Authorizations set forth on Schedule 3.3(a), there are
                                              ---------------
no Telecommunication Authorizations, whether federal, state, local or foreign, which are necessary for the lawful operation of the businesses of the Telecommunication Subsidiaries.

        3.16 Insurance.
             ---------

        (a) Seller has heretofore made available to Buyer a true, accurate and complete copy of all policies of fire, liability, workmen's compensation, title and other forms of insurance owned, held by or applicable to the Telecommunication Subsidiaries (and their respective businesses and assets) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which each Telecommunication Subsidiary is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Telecommunication Subsidiaries. Except as set forth on Schedule 3.16,
                                                        -------------
none of the Telecommunication Subsidiaries have been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, since February 18, 1998.

        (b) Schedule 3.16 sets forth a true, accurate and complete list
           --------------
of all pending claims which have been made by any Telecommunication Subsidiary since February 18, 1998 under any workmen's compensation, general liability, property or other insurance policy applicable to the Telecommunication Subsidiaries or any of their respective properties. Except as set forth on Schedule 3.16, there are no pending or, to the
                       -------------
knowledge of Seller or the Telecommunication Subsidiaries, threatened claims under any insurance policy.

        3.17 Employee Benefit Plans and Employment Agreements.
             ------------------------------------------------

        (a)  General.  Except as set forth on Schedule 3.17, neither
             -------                          -------------
any Telecommunication Subsidiary nor any ERISA Section 414(b), (c) Affiliate of any Telecommunication Subsidiary is a party to or participates in or has any liability or contingent liability with respect to:

               (i) any "employee welfare benefit plan" or "employee pension benefit plan" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, including a "multi-employer plan" (as defined in section 3(37) of ERISA),

              (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in section 3(3) of ERISA), or

             (iii) any employment agreement to which any Telecommunication
                   Subsidiary is a party.

        (b) Plan Documents and Reports.  A true, accurate and complete
            --------------------------
copy of each of the plans, arrangements, and agreements set forth on
Schedule 3.17 (collectively, the "Benefit Plans"), and all Contracts
--------------                    --------------
relating thereto, or to the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof, has been made available to Buyer. In the case of any Benefit Plan which is not in written form, Buyer has been supplied with a true, accurate and complete description of such Benefit Plan, as in effect on the date hereof. A true, accurate and complete copy of the most recent annual report and all schedules and attachments thereto, summary plan description, and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, has been made available to Buyer, and there have been no material changes in the financial condition of the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied.

        (c) Compliance With Laws; Liabilities.  As to all Benefit Plans,
            ---------------------------------
except as set forth on Schedule 3.17:
                       -------------

                (i) All Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

               (ii) All Benefit Plans that are employee pension benefit
                    plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and to the knowledge of Seller and the Telecommunication Subsidiaries no event has occurred which will or could give rise to disqualification of any such Benefit Plan under such sections or to a tax under section 511 of the Code.

              (iii) None of the assets of any Benefit Plan is invested in employer securities or employer real estate.

               (iv) There have been no nonexempt "prohibited transactions"
                    (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Benefit Plan, and neither any Telecommunication Subsidiary nor any ERISA Affiliate of any Telecommunication Subsidiary has otherwise engaged in any nonexempt prohibited transaction.

                (v) There has been no act or omission which has given rise to or to the knowledge of Seller and the Telecommunications Subsidiaries may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43,
                    47, or 68 of the Code for which either any Telecommunication Subsidiary or any ERISA Affiliate of any Telecommunication Subsidiary may be liable.

               (vi) None of the payments for any Telecommunication
                    Subsidiary Employee contemplated by the Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

              (vii) There are no actions, suits, or claims (other than
                    routine claims for benefits) pending or to knowledge of Seller and the Telecommunication Subsidiaries threatened involving such Benefit Plans or the assets thereof, and to the Seller's and the Telecommunication Subsidiaries' knowledge no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

             (viii) No Benefit Plan is subject to Title IV of ERISA and no
                    Telecommunication Subsidiary has any existing, threatened contingent, assessed or unassessed liability with respect to any plan that is or has been subject to Title IV of ERISA.

               (ix) Each Benefit Plan which constitutes a "group health
                    plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any Benefit Plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, have been operated in compliance with applicable law in all material respects, including the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

                (x) The Seller does not receive services from any
                    individuals who are leased employees within the meaning of Code Section 414(n) and to the knowledge of Seller and the Telecommunication Subsidiaries, none of the persons performing services for Seller, any Telecommunication Subsidiary, or any ERISA Affiliate has been improperly classified as an independent contractor or a leased employee, or as being exempt from the payment of wages for overtime, other than such improper classifications which, in the aggregate, would not have a Telecommunication Subsidiary Material Adverse Effect.

               (xi) Neither any Telecommunication Subsidiary nor any ERISA
                    Affiliate of any Telecommunication Subsidiary has any liability or contingent liability under any Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code.


              (xii) There has been no act or omission that would impair the right or ability of any Telecommunication Subsidiary and any ERISA Affiliate of any Telecommunication Subsidiary unilaterally to amend or terminate any Benefit Plan.

        (d) Multi-employer Plan.  Neither any Telecommunication
            -------------------
Subsidiary nor any ERISA Affiliate of any Telecommunication Subsidiary contributes to or has any liability or contingent liability to any multi-employer plan.

        (e) Self-insured Medical Benefits Claims. As of July 2, 1999,
            ------------------------------------
there were $17,859.00 of incurred but unpaid claims under all self-insured medical benefit programs of the Telecommunications Subsidiaries.

        (f) Severance Payments.  Seller is solely liable for all amounts
            ------------------
payable (in cash, stock or property) under the Advanced Communications Group, Inc. 1997 Stock Awards Plan (including without limitation any awards under such plans pursuant to the employment contracts), the Advanced Communications Group, Inc. Employee Stock Purchase Plan and the 1999 Retention Program, except for amounts payable by employees or other participants, and the Telecommunications Subsidiaries have no liability actual, potential or contingent under any of the foregoing arrangements.

        3.18 Employment and Labor Matters.
             ----------------------------

        (a) Seller has made available to Buyer the name, title, and annual compensation at the then current rate of the Telecommunication Subsidiary employees employed as of May 15, 1999. Except as set forth on Schedule
                                                               --------
3.18, since February 18, 1998, the Telecommunication Subsidiaries have and
----
currently are conducting their respective businesses in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

        (b)  Except as set forth on Schedule 3.18, since February 18,
                                    -------------
1998 there has been no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending to the knowledge of Seller or Telecommunication Subsidiaries threatened against or involving any of the Telecommunication Subsidiaries and the relationships of the Telecommunication Subsidiaries with their respective employees are good. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement between any of the Telecommunication Subsidiaries and their respective employees is pending and, to the knowledge of Seller, no claim therefor has been asserted. None of the employees of any of the Telecommunication Subsidiaries is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and, to the knowledge of Seller, no attempt is currently being made or since February 18, 1998 has been made to organize any employees of any of the Telecommunication Subsidiary to form or enter a labor union.

        3.19 Capital Improvements. Schedule 3.19 sets forth a true,
             --------------------  -------------
accurate and complete list of all of the capital improvements or purchases or other capital expenditures since May 31, 1999 to which the Telecommunication Subsidiaries have committed or for which they have contracted and which in any event have not been completed prior to the Execution Date and the cost and expense reasonably estimated to complete such work and purchases.

        3.20 Taxes.
             -----

        (a) All Tax Returns required to be filed by or with respect to the Telecommunication Subsidiaries through the Closing Date with respect to all Taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, have been or will be accurately prepared, and have been or will be duly and timely filed, and all Taxes (including Taxes withheld from employees' salaries and all other withholding Taxes and obligations and all deposits required to be made by or with respect to the Telecommunication Subsidiaries with respect to such withholding Taxes or otherwise), interest, penalties, assessments and/or deficiencies due with respect to any taxable period or partial taxable period of the Telecommunication Subsidiaries ending on or before the Closing Date have been or will be timely paid, or to the extent not due and payable as of the Closing Date, adequate provision for the payment thereof has been or will be made on the Combined Management Reports or the books of account of the Telecommunication Subsidiaries.

        (b)  Except as set forth in Schedule 3.20 and as of the Execution
                                    -------------
Date: (i) none of the Telecommunication Subsidiaries has ever been audited by the IRS or other taxing authority; (ii) none of the Telecommunication Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which Seller is the parent; (iii) none of the Telecommunication Subsidiaries are required to make any material adjustment under Section 481(a) of the Code by reason of a change or proposed change in accounting method or otherwise; (iv) no material issue has been raised by any taxing authority with respect to any of the Telecommunication Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined; (v) none of the Telecommunication Subsidiaries are liable for the Taxes of any taxpayer other than the Telecommunication Subsidiaries for any taxable period beginning before the Closing Date; (vi) none of the Telecommunication Subsidiaries are obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement will not become obligated to make, any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to subsection (b)(4) thereof; (vii) none of the Telecommunication Subsidiaries are a party to any safe harbor lease within the meaning of section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (viii) none of the assets of any of the Telecommunication Subsidiaries secures any debt the interest on which is tax exempt under Section 103 of the Code; (ix) none of the Telecommunication Subsidiaries have entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, nor are the Telecommunication Subsidiaries a party to an interest rate swap, currency swap or other similar transaction; (x) no items of income attributable to transactions occurring on or before the close of the last preceding taxable year of any of the Telecommunication Subsidiaries will be required to be included in taxable income by any of the Telecommunication Subsidiaries in a subsequent taxable year by reason of any of the Telecommunication Subsidiaries reporting income on the cash method of accounting, the completed contract method or the percentage of completion-capitalized cost method; (xi) the Seller is not a

"foreign person" as defined in Section 1445(f)(3) of the Code; and (xii) none of the Telecommunication Subsidiaries intend to file state income Tax returns in any state.


        3.21 No Defaults or Violations.  Except as set forth on Schedule 3.21:
             -------------------------                          -------------

        (a) None of the Telecommunication Subsidiaries has breached any material provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and, to the knowledge of Seller or the Telecommunication Subsidiaries, no other party to any such Contract has breached such Contract or is in default thereunder.

        (b)  Except as set forth on Schedules 3.1, 3.18(a) and 3.23, the
                                    -------------------------------
Telecommunication Subsidiaries, all of their respective assets (including without limitation the Telecommunication Authorizations), and the Owned Property, since its ownership by Valu-Line and, to the knowledge of the Seller and the Telecommunication Subsidiaries, the Leased Property are in compliance with, and no violation exists under, any and all Laws applicable to the Telecommunication Subsidiaries and to such properties and assets.

        (c) No notice from any Governmental Authority has been received by any Telecommunication Subsidiary claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure.

        3.22 Environmental Matters.  Except as set forth on Schedule 3.22:
             ---------------------                          -------------

        (a)  the business and operations of the Telecommunication
Subsidiaries are in full compliance with all applicable Environmental Laws, and, to the knowledge of Seller, no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of, or give rise to any Lien under, any applicable Environmental Law;

        (b) the Telecommunication Subsidiaries are in possession of all Environmental Permits required for the conduct or operation of their respective businesses (or any part thereof), and are in full compliance with all of the requirements and limitations included in such Environmental Permits;

        (c) Seller and Telecommunication Subsidiaries have not used or stored any Hazardous Substances in, on, or at any of the properties or facilities of the Telecommunication Subsidiaries under their control, and Seller and the Telecommunication Subsidiaries have not contracted for the use of Hazardous Substances in the construction or repair of, or any alterations or additions to, any of the properties or facilities of the Telecommunications Subsidiaries, except in each case for inventories of substances set forth on Schedule 3.22 which are used or are to be used in
                        -------------
the ordinary course of business (which inventories have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits); provided, however, that this representation shall be deemed
          --------- -------
to be made with respect to properties and facilities constituting the Leased Property only to the knowledge of Seller and the Telecommunication Subsidiaries.

        (d) none of Seller or the Telecommunication Subsidiaries has received any notice from any Governmental Authority or any other Person that any aspect of the business, operations or facilities of any Telecommunication Subsidiary is in violation of any Environmental Law or Environmental

Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any Hazardous Substance at any location;

        (e) none of the Telecommunication Subsidiaries have deposited or incorporated any Hazardous Substances into, on, beneath, or adjacent to any property except as may be permitted by law;

        (f) none of the Telecommunication Subsidiaries are the subject of any pending or, to the knowledge of Seller or the Telecommunication Subsidiaries, threatened litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any applicable Environmental Law;

        (g) the Telecommunication Subsidiaries have timely filed all reports and notifications required to be filed with respect to all of their properties and facilities and have generated and maintained all required records and data under all applicable Environmental Laws; and

        (h) to the knowledge of Seller and the Telecommunication Subsidiaries, no condition has existed or event has occurred with respect to any property that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by any Telecommunication Subsidiary, which property or subsidiary has been sold, transferred or disposed or for which lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of any Telecommunications Subsidiary pursuant to any Environmental Law.

        3.23 Litigation.
             ----------

        (a)  Except as set forth on Schedule 3.23, there are no actions,
                                    -------------
suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the knowledge of Seller, threatened against any Telecommunication Subsidiary or any of their respective officers, directors, employees, agents or stockholders thereof in their capacity as such any of the properties or businesses of the Telecommunication Subsidiaries, and Seller is not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 3.23, all of the proceedings pending or known by Seller
         -------------
to be threatened against any Telecommunication Subsidiary are covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on such Schedule. Except as set forth on
Schedule 3.23, no Telecommunication Subsidiary is subject to any order,
-------------
judgement, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. No Telecommunication Subsidiary has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which any Telecommunication Subsidiary has any continuing obligation.

        (b) There are no claims, actions, suits, proceedings or, to the knowledge of Seller or the Telecommunication Subsidiaries, investigations pending or threatened by or against Seller or any Telecommunication Subsidiary with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and Seller has no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

        3.24 Bank Accounts. Schedule 3.24 sets forth a true, accurate
             -------------  -------------
and complete list of the names and locations of each bank or other financial institution at which any of the Telecommunication Subsidiaries have an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from any Telecommunication Subsidiary.

        3.25 Customers and Suppliers.
             -----------------------

        (a) Schedule 3.25 sets forth the one hundred (100) largest
            -------------
customers of each of the Telecommunication Subsidiaries, in terms of balances due during the most recent completed month among which are included the ten (10) largest customers of the Telecommunication Subsidiaries, (collectively, the "Major Customers"); and

        (b) Schedule 3.25 sets forth the fifty largest suppliers of the
            -------------
Telecommunication Subsidiaries, in terms of purchases during the most recently completed month (collectively, the "Major Suppliers").

        From May 31, 1999 through the Execution Date, except as set forth on
Schedule 3.25, there has not been any Telecommunication Subsidiary
-------------
Material Adverse Change in the business relationship, and there has been no material dispute, between any Telecommunication Subsidiary and any Major Customer or Major Supplier, and, to the knowledge of Seller, there are no indications that any Major Customer or Major Supplier intends to reduce its purchases from, or sales to, respectively, any Telecommunication
Subsidiary. To the knowledge of Seller and the Telecommunication Subsidiaries, there have been no material changes to the lists contained on
Schedule 3.25 since the date as of which they speak.
-------------

        3.26 Claims Against Officers and Directors.  Except as set forth
             -------------------------------------
on Schedule 3.23, there are no pending or, to the knowledge of Seller or
   -------------
the Telecommunication Subsidiaries, threatened claims against any director, officer, employee or agent of any Telecommunication Subsidiary or any other Person which could give rise to any claim for indemnification against any Telecommunication Subsidiary.

        3.27 No Other Agreement.  Seller has no Contract or arrangement
             ------------------
with respect to the sale or other disposition of Telecommunication Subsidiaries Shares, except as set forth in this Agreement.

        3.28 Brokers.  Neither Buyer nor any Affiliate of Buyer has or
             -------
shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Seller or the Telecommunication Subsidiaries in connection with any of the transactions contemplated by this Agreement.

        3.29 Accuracy of Statements.  Neither this Agreement nor any
             ----------------------
schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Seller or the Telecommunication Subsidiaries to Buyer or any representative or Affiliate of Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.


        3.30 Due Diligence Materials.  Except as set forth in
             -----------------------
Schedule 3.30, Seller has made available to Buyer or its representatives,
-------------
in accordance with the terms of Section 5.4, all documents of the character and type reasonably requested by Buyer in connection with its "due diligence" investigation of the Telecommunication Subsidiaries.

                              ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

        4.1  Due Incorporation.  Buyer is a corporation duly organized,
             -----------------
validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

        4.2  Due Authorization.  Buyer has full power and authority to
             -----------------
enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and Related Agreements have been duly and validly approved by the board of directors of Buyer and no other actions or proceedings on the part of Buyer are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Buyer has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement and the Related Agreements constitute legal, valid and binding obligations of Buyer, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

        4.3  Consents and Approvals; Authority Relative to This
             --------------------------------------------------
Agreement.
---------

        (a)  Except as set forth on Schedule 4.3(a), no Consent is
                                    ---------------
necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

        (b)  Except as set forth on Schedule 4.3(b), the execution,
                                    ---------------
delivery and performance by Buyer of this Agreement and its Related Agreements do not and will not, and the consummation of the transactions contemplated hereby and thereby does not and will not, (i) violate any Law applicable to Buyer or any of its properties or assets; or (ii) violate or conflict with any provision of the certificate of incorporation, charter, bylaws or similar organizational instruments of Buyer.

        4.4  Investment Intent.  Buyer is acquiring the Telecommunication
             -----------------
Subsidiary Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933 and regulations and rules issued pursuant to that Act.

        4.5  Foreign Carrier Affiliation. Buyer is not affiliated with a
             ---------------------------
foreign carrier that has been classified as a dominant carrier by the FCC as those terms are defined in part 63 of the FCC's rules.

        4.6 Buyer Capitalization.  Buyer is capitalized in the amount of
            --------------------
Seven Hundred Fifty Thousand and No/100s Dollars ($750,000.00) as represented by a demand note or notes payable to Buyer.

        4.7  Accuracy of Statements.  Neither Article IV of this
             ----------------------           ----------
Agreement nor any schedule, exhibit, certificate or other information furnished or to be furnished by or on behalf of Buyer or any of its Affiliates to Seller or any representative or Affiliate of Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading


                         ARTICLE V.

                         COVENANTS

        5.1  Implementing Agreement.  Subject to the terms and conditions
             ----------------------
hereof, each party hereto shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use their best efforts to facilitate the consummation of the transactions contemplated hereby. Seller agrees that unless this Agreement is terminated in accordance with the provisions of Section 9.1, Seller will not sell the Shares to any Person other than Buyer (or an Affiliate of Buyer) and will not take any other action which would have the effect of preventing or disabling Seller's performance of its obligations under this Agreement.

        5.2  Seller Telecommunication Assets and Liabilities Conveyance
             -----------------------------------------------------------
And Assumption. Prior to the Closing, Seller shall use its reasonable best
---------------
efforts to assign, transfer or convey the Seller Telecommunication Assets (each one and all collectively referred to as "Conveyance") and shall assign, transfer and convey the Seller Telecommunication Liabilities, including, but not limited to those listed on Schedule 5.2, as may change
                                              ------------
in the ordinary course of business, to, in Seller's discretion after consultation with Buyer, any one or all of the Telecommunication Subsidiaries, respectively, pursuant to a Bill of Sale, Assignment and Assumption Agreement in form reasonably acceptable to Buyer.

        5.3  Telecommunication Subsidiary Assumption of Liability.  Prior
             ----------------------------------------------------
to the Closing, the Telecommunication Subsidiaries shall assume those Seller Telecommunication Liabilities assigned, transferred or conveyed to each of them, jointly or severally, as determined in Seller's discretion after consultation with Buyer, including, but not limited to those listed on Schedule 5.2, as may change in the ordinary course of business.
   ------------

        5.4  Access to Information and Facilities.
             ------------------------------------

        (a) From and after the date of this Agreement or such earlier time as Buyer and Seller shall have mutually agreed through the Closing Date, Seller shall, and shall cause the Telecommunication Subsidiaries to, give Buyer and Buyer's representatives and advisors reasonable access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Seller and the Telecommunication Subsidiaries and shall make the officers and employees of Seller and the Telecommunication Subsidiaries available to Buyer and its representatives as Buyer and its representatives shall from time to time request. Buyer and its representatives will be furnished with any and all information concerning the Telecommunication Subsidiaries which Buyer or its representatives reasonably request. Without limiting the foregoing, upon reasonable notice to Seller, Seller shall, and shall cause the Telecommunication Subsidiaries to, give Buyer and its representatives and advisors reasonable access to all Company Properties during normal business hours to perform, at Buyer's sole expense, such environmental and other tests as Buyer or its representatives may reasonably determine (the "Buyer Tests"). Buyer shall defend, indemnify and hold the Seller Indemnified Parties harmless from any and all Losses, including damage to property and injury, including death, to employees of Seller, Buyer or third parties, to the extent attributable to actions taken by or on behalf of Buyer in taking the Buyer Tests.

        (b) Buyer will not, will cause its Affiliates not to, and will instruct its and its Affiliates' agents and financing sources not to disclose any Seller Confidential Information to any Person other than Buyer's employees, agents and financing sources on a "need to know" basis without the prior consent of the Seller, unless compelled to disclose any such Seller Confidential Information by judicial or administrative process or, in the opinion of Buyer's counsel by other requirements of law.

        (c) Seller will not, will cause its Affiliates to not, and will instruct its and its Affiliates' agents and financing sources to not disclose any Buyer Confidential Information to any Person other than Seller's or the Telecommunication Subsidiaries' employees, agents and financing sources without the prior consent of Buyer, unless compelled to disclose any such Buyer Confidential Information by judicial or administrative process or, in the opinion of Seller's counsel, by other requirements of law.

        5.5  Consents and Approvals.
             ----------------------

        (a) As soon as practicable after the execution of this Agreement, Seller shall use its best efforts, and shall cause the Telecommunication Subsidiaries to use their respective best efforts, to obtain all consents, approvals, certificates and other documents required in connection with the performance by any such parties of this Agreement and their respective Related Agreements and the consummation of the transactions contemplated hereby and thereby, including all consents and approvals by each party to any of the Contracts referred to in Schedule 3.14. Seller shall, and
                                    -------------
shall cause the Telecommunication Subsidiaries to, make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Seller, the Telecommunication Subsidiaries or any of their respective Affiliates pursuant to any applicable Law or Contract in connection with this Agreement or any of their respective Related Agreements and the transactions contemplated hereby and thereby, including prompt filings under the HSR Act and expedited submission of all materials required by any Governmental Authority in connection with such filings.

        (b) As soon as practicable after execution of this Agreement Buyer shall, where appropriate, cooperate with Seller and the Telecommunication Subsidiaries in the making of and make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Buyer or any of its Affiliates pursuant to any applicable Law or Consent in connection with this Agreement or any Related Agreement and the transactions contemplated hereby and thereby, including prompt filings under the HSR Act and expedited submission of all materials required by any Governmental Authority in connection with such filings.

        (c) During the period beginning on the Closing Date and ending sixty (60) days after the Closing Date, Buyer may not, without the consent of Seller, and Seller may not, without the consent of the Buyer, withdraw any pending application to any Governmental Authority for Consent to approval of the transfer-of-control of the Telecommunication Subsidiary holding any Telecommunication Authorization or the assignment of any Telecommunication Authorization to the Buyer or a Telecommunication Subsidiary, as the case may be, or terminate any Telecommunication Authorization that is the subject of any such pending application for Consent.

        5.6  Resignation of Officers and Directors. Seller shall cause
             -------------------------------------
each officer and member of the board of directors of Telecommunication Subsidiaries, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing. Seller hereby assumes all liability for and shall make payment of all amounts payable arising out of the resignation or removal of the officers and members of the board of directors of the Telecommunication Subsidiaries called for in this Section 5.6

        5.7  Use of Name.  From and after the Closing Date, neither
             -----------
Seller nor any of its Affiliates will directly or indirectly use in any manner any trade name, trademark, service mark or logo used by the Telecommunication Subsidiaries or any word or logo that is similar in sound or appearance. Prior to Closing, Seller's Telecommunication Business related trademarks listed on Schedule 5.7 shall be transferred to a
                             ------------
Telecommunication Subsidiary to be mutually agreed upon by Seller and Buyer.

        5.8 Preservation of Business.
            ------------------------

        (a) Until the Closing, Seller shall cause the Telecommunication Subsidiaries to incur and pay expenses and otherwise operate only in the usual, regular and ordinary course and in a manner consistent with past practice, and Seller shall use commercially reasonable efforts to (i) preserve intact the present business organization and personnel of the Telecommunication Subsidiaries, (ii) preserve the good will and advantageous relationships of the Telecommunication Subsidiaries with customers, suppliers, independent contractors, employees and other Persons material to the operation of their respective businesses, (iii) prevent any event which could have a Telecommunication Subsidiary Material Adverse Effect, and (iv) not permit any action or omission which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached.

        (b)  Without limiting the generality of clause (a), until the
                                                ----------
Closing, except as set forth on Schedule 5.8, or with the prior written
                                ------------
consent of Buyer, Seller will not permit any Telecommunication Subsidiary to:

            (i) incur any obligation or enter into any Contract which either
                (x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $25,000, or
                (y) has a term of, or requires the performance of any obligations by any Telecommunication Subsidiaries over a period in excess of six months and is not terminable within ninety (90) days without payment of a termination fee or similar payment in excess of $25,000,

           (ii) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice, including, without limitation, the licensing of products or software to third parties.

          (iii) do any act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any of the Contracts set forth on Schedule 3.14 or any other
                                           -------------
                Contract or obligation the breach of which could have a Telecommunication Subsidiary Material Adverse Effect,

           (iv) sell, lease, abandon, transfer, convey, assign or otherwise dispose of any of its assets or properties with a value in excess of $25,000, except sales of inventory in the ordinary course of business and consistent with past practice,

            (v) suffer or permit the creation of any Lien over any of its assets or properties other than in the ordinary course of business and consistent with past practice,

           (vi) waive, release or cancel any claims against third parties or debts owing to it in excess of $25,000, or any rights which have a value in excess of $25,000,

          (vii) make any changes in its accounting systems, policies, principles or practices,

         (viii) enter into, authorize or permit any transaction with Seller or any Affiliate of Seller,

           (ix) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of any Telecommunication Subsidiary, or amend any of the terms of any such capital stock or other securities,

            (x) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of any Telecommunication Subsidiary,

           (xi) make any borrowing, incur any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice),

          (xii) make any loans, advances or capital contributions to, or investments in, any other Person,

         (xiii) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,

          (xiv) enter into or amend any employment or severance agreement which increases in any manner the salary, wages, bonus, commission, or other compensation or benefits of any director or officer of any Telecommunication Subsidiary,

           (xv) increase in any manner the salary, wage, bonus, commission or other compensation or benefits of any director or officer of any Telecommunication Subsidiary,

          (xvi) pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units),

         (xvii) except for capital expenditures contemplated by clause (xviii),
                                                                --------------
                acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to any Telecommunication Subsidiary,

        (xviii) authorize or make any capital expenditures which individually or in the aggregate are in excess of $50,000,

          (xix) make any Tax election (other than routine elections made on Tax Returns filed in the ordinary course of business consistent with past practice that will not, in the aggregate, have a Telecommunication Subsidiary Material Adverse Effect on the taxable income or loss of the Telecommunication Subsidiaries for any taxable year ending after the Closing
                Date) or settle or
                compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes,

           (xx) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against any of the Telecommunication Subsidiaries, or any of their respective directors, officers, employees or agents,

          (xxi) terminate, rescind, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, pay any amount in excess of $25,000 not required by Law or by any Contract, or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto, or

         (xxii) write up any accounts receivable or other asset previously written down or written off.

        (c) Without limiting the generality of clause (a), until the Closing, except as set forth on Schedule 5.8, Seller shall cause the
                                ------------
Telecommunication Subsidiaries to:

            (i) maintain their respective books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the respective Telecommunication Subsidiaries' past practices,

           (ii) continue to carry their respective existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist, and

          (iii) duly comply with all Laws applicable to their respective businesses and operations.

        5.9 Supplemental Information.  From time to time prior to the
            ------------------------
Closing, Seller will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Buyer or which would render inaccurate any of the representations, warranties or statements set forth in Article III hereof. No information provided to
                        -----------
Buyer pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or in any Related Agreement.

        5.10 Exclusivity.  Until Closing or until this Agreement is
             -----------
terminated in accordance with the provisions of Section 9.1, none of Seller or any of the Telecommunication Subsidiaries or any of their respective directors, officers, employees, representatives, agents or Affiliates shall, directly or indirectly, solicit, initiate, encourage, respond favourably to, permit or condone inquires or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any Person (other than Buyer, its directors, officers, employees, representatives and agents) concerning (a) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving the Telecommunication Subsidiaries, or (b) any purchase or other acquisition by any Person of any of the Telecommunication Subsidiary Shares, or (c) any sale or issuance by any Telecommunication

Subsidiary of any shares of its capital stock. Until Closing or until this Agreement is terminated in accordance with the provisions of Section 9.1, Seller will promptly advise Buyer of, and communicate to Buyer the terms and conditions of (and the identity of the Person making), any such inquiry or proposal received.

        5.11 Interim Financial Statements.  Seller agrees to provide to
             ----------------------------
Buyer (a) as soon as practicable after the end of each calendar month Interim Financial Statements, consisting of a balance sheet as of the end of such month for each of the Telecommunication Subsidiaries and a statement of operations of the Telecommunication Subsidiaries for that month and for the portion of the year then ended and (b) as soon as practicable after the end of each week prior to the Closing Date, the weekly internal management financial and operational reports with respect to the Telecommunication Subsidiaries prepared in accordance with past practice.

        5.12 Tax Indemnity.
             -------------

        (a) For purposes of this Agreement, "Tax Indemnification Period" means the period (including all prior taxable years) or partial period ending on or before the Closing Date. For any taxable year of the Telecommunication Subsidiaries that does not end on, and would otherwise extend beyond, the Closing Date, there shall be a deemed short taxable year ending on and including such date and a second deemed short taxable year beginning on and including the day after such date. The allocation on returns of taxes measured by income between deemed short taxable years shall be consistent with Federal income tax returns (adjusted to eliminate the effects of the Election described in Section 5.16) and in all other cases shall be pro rata except for items of income or loss arising from an extraordinary event, which shall be reflected in the period in which such event occurred.

        (b) Seller agrees to indemnify the Buyer Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any and all Taxes that have become due and payable during, or which have accrued with respect to the Telecommunication Subsidiaries for, any period included in the Tax Indemnification Period that have not been paid prior to the Closing Date, including (i) any Taxes imposed as a result of each Election (as such term is described in Section 5.16 or reserved on the Preliminary Statement and (ii) Taxes of a taxpayer other than the Telecommunications Subsidiaries. Any Taxes attributable to the operations of the Telecommunication Subsidiaries payable as a result of an audit of any Tax Return filed for any taxable year falling with the Tax Indemnification Period shall be deemed to have accrued in the period to which such Taxes are attributable.

        (c) Buyer agrees to indemnify the Seller Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any and all Taxes that have become due and payable during, or which have accrued with respect to the Telecommunication Subsidiaries for, any period after the Tax Indemnification Period. Any Taxes attributable to the operations of the Telecommunication Subsidiaries payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable.

        5.13 Inter-company Agreements.  Effective as of the Closing,
             ------------------------
without any cost to the Telecommunication Subsidiary, Seller shall cause its Affiliates and the Telecommunication Subsidiaries to terminate, rescind, cancel and render void and of no effect any and all Contracts listed on Schedule 5.13 between the Telecommunication Subsidiaries on the
          -------------
one hand and any Seller or any of its Affiliates (other than the Telecommunication Subsidiaries) on the other hand; provided that this
                                                   --------
Section 5.13 shall not apply to liabilities reflected on the Closing Date Statement or to this Agreement or any Related Agreement.

        5.14 Excluded Liabilities.  Prior to the Closing Date, Seller
             --------------------
shall pay, discharge or assume, or provide the Telecommunication Subsidiaries with sufficient funds to pay and discharge in full, all indebtedness of the Telecommunication Subsidiaries for borrowed money, except as set forth in Schedule 5.14.
                       -------------

        5.15 Tax Matters.  Seller and Buyer may reasonably request (the
             -----------
"Requesting Party") from the other (the "Providing Party"), and the Providing Party shall make available to the Requesting Party, at the expense of the Requesting Party, such records as the Requesting Party may reasonably need for the preparation of any Tax Returns or other similar reports or forms required to be filed by the Requesting Party and such records as Requesting Party may require for the defence of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form.

        5.16 338(h)(10) election.
             -------------------

        (a) At the option of the Buyer, Seller and Buyer shall jointly make the elections provided for by Sections 338(g) and 338(h)(10) of the Code and Treasury Regulation Section 1.338(h)(10)-1 (and any comparable election under state or local tax law) with respect to the purchase of the Shares of any one or more Telecommunication Subsidiaries by Buyer (each, an "Election"). At the Closing, Seller shall deliver Internal Revenue
 --------
Service Form 8023 to Buyer, with Sections 3a through 8h and 11a through 11g completed and signed by Seller for each Telecommunication Subsidiary with respect to which an Election will be made, and, if Buyer determines after the Closing to make an Election with respect to a Telecommunication Subsidiary, Seller shall cooperate with Buyer, at Buyer's expense, in preparing such items. Also, Seller and Buyer shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents) as may be required to effect and preserve a timely Election in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provisions. Seller and Buyer shall report the purchase by Buyer of the applicable Telecommunication Subsidiary Shares pursuant to this Agreement consistent with the Elections (and any comparable elections under state or local tax laws) and shall take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise.

        (b) In connection with the Elections, Buyer shall (i) determine the "Modified Aggregate Deemed Sale Price" of the Stock of each Telecommunication Subsidiary with respect to which an Election is made (within the meaning of, and in accordance with, Treasury Regulation Section 1.338(h)(10)-1(f)) and (ii) determine the proper allocations (the "Allocations") of the "Modified Aggregate Deemed Sale Price" of each Telecommunication Subsidiary with respect to which an Election is made among the assets of such Telecommunication Subsidiary (in accordance with

Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder). Seller and Buyer shall (x) be bound by such determinations and such Allocations for purposes of determining any Taxes, (y) prepare and file their Tax Returns on a basis consistent with such determinations and such Allocations and (z) take no position inconsistent with such determinations and Allocations on any applicable Tax Return. In the event that any such Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute. Any liability for Taxes arising from the Elections shall be borne by Seller, including any Taxes imposed on the Telecommunication Subsidiaries as a result of such Election.

        5.17 Employment and Employee Benefit Matters
             ---------------------------------------

        (a) As of the Closing Date Buyer shall have in place employee benefits plans, policies, and procedures substantially similar to those that are available to the employees of the Telecommunication Subsidiaries that are listed on Schedule 3.17(a)(i), provided that this provision
                   -------------------
shall in no way limit Buyer's ability to amend or terminate any such plans.

        (b) Within twenty (20) days after the Closing Date, Seller shall cause all contributions on behalf of (i) all employees of the Telecommunication Subsidiaries and (ii) those Seller employees who have accepted an offer of employment with Buyer before the Closing Date (collectively, the "Affected Employees") to be made to the Advanced Communications Group, Inc. Retirement Savings Plan ("Seller's 401(k) Plan") for payroll periods ending prior to the Closing Date. Effective as of the Closing Date, Buyer shall establish a successor defined contribution plan (as defined in section 3(34) of ERISA) with a cash or deferred arrangement to Seller's 401(k) Plan, which plan shall be referred to as "Buyer's 401(k) Plan". Buyer shall cause Buyer's 401(k) Plan to recognize the past service of Affected Employees for purposes of eligibility and vesting to the extent such service was recognized for such purposes under Seller's 401(k) Plan immediately prior to the Closing Date. Effective as of the Closing Date, Seller shall cause the trustees of Seller's 401(k) Plan to spin-off and to transfer from Seller's 401(k) Plan to Buyer's 401(k) Plan the assets and liabilities under Seller's 401(k) Plan attributable to Affected Employees including any promissory notes evidencing participant loans outstanding under the terms of Seller's 401(k) Plan to any Affected Employee. Buyer shall cause Buyer's 401(k) Plan to accept such a transfer of assets and liabilities under Seller's 401(k) Plan attributable to Affected Employers, and to contain all provisions necessary to assure that the requirements of section 411(d)(6) of the Code are satisfied upon the transfer of assets and liabilities to Buyer's 401(k) Plan from Seller's 401(k) Plan. The transfer of assets and liabilities from Seller's 401(k) Plan to Buyer's 401(k) Plan shall comply in all respects with section 414(l) of the Code and Seller and Buyer shall use their reasonable best efforts to accomplish the transfer of assets and liabilities as described above, including the filing of any necessary forms with any governmental agency.

        (c) Seller shall retain sole liability and responsibility for payment (and all expenses associated therewith) of all amounts (whether cash, stock or other property) payable to employees of the Telecommunications Subsidiaries under all plans sponsored by Advanced Communications Group, Inc., including, but not limited to, the Advanced Communications Group, Inc. Employee Stock Purchase Plan, the Advanced Communication Group, Inc. 1997 Stock Awards Plan and the 1999 Retention Program and under any awards of equity based compensation (including, without limitation options on Seller's Stock) under any employment agreement, and further shall indemnify the Buyer for any claims against Buyer or the Telecommunications Subsidiaries for any and all amounts due under any such program maintained by Advanced Communications Group, Inc.

        (d) Seller hereby assumes all liability for and shall make payment of all amounts payable under any employment agreement between the Telecommunication Subsidiaries and any employee thereof (including, but not limited to the employment agreements between the Telecommunication Subsidiaries and Todd J. Feist, Fred L. Thurman and W. Bradley Van Leur) under any provisions in any such employment agreement relating to change in ownership, management or employment responsibilities or compensation, or change in control that are applicable in connection with the instant transaction.

        5.18 Buyer Capitalization.  Buyer shall remain capitalized in an
             --------------------
amount no less than Seven Hundred Fifty Thousand and No/100s Dollars ($750,000.00) through the Closing Date.

        5.19 Directory Sales Agreement.  Seller and Buyer agree to
             -------------------------
negotiate in good faith, the terms of a Directory Sales Agreement, which shall incorporate the principal terms identified in Exhibit F.
                                                    ---------

        5.20 Advertising Agreement.  Seller, or its designee, and Buyer
             ---------------------
agree to negotiate in good faith the terms of an Advertising Agreement, which shall incorporate the principle terms identified in Exhibit C
                                                          ---------
attached hereto.

        5.21 Transitional Services Agreement.  Seller and Buyer shall
             -------------------------------
execute a Transitional Services Agreement in a form substantially similar to Exhibit D attached hereto.
   ---------

        5.22 Consulting Agreement.  Seller and Buyer shall execute a
             --------------------
Consulting Agreement in a form substantially similar to Exhibit E
                                                        ---------
attached hereto.

        5.23 Telecommunication Services Agreement.  On or after the
             ------------------------------------
Closing Date, hereof, Buyer shall have the option, to be exercised solely at its discretion, to submit a commercially competitive bid to Seller for the provision of telecommunications services to Seller. Seller shall consider Buyer's bid in good faith and may, reject such bid (a) in favor of a bid more advantageous to it in terms of price, service quality and range of service, or (b) if Buyer's bid contains terms and conditions which are not commercially reasonable.

        5.24 Seller Reimbursements.
             ---------------------

        (a) In the case of a Seller employee, who (i) does not accept prior to the Closing Date an offer of employment from the Buyer, (ii) receives, after the Closing Date and during the term of the Transitional Services Agreement, an offer of employment with the Buyer and (iii) accepts such offer of employment prior to the end of the tern of the Transitional Services Agreement, Buyer shall reimburse Seller for 50% of the Retention Benefits, as hereinafter defined, if any, paid by the Seller during the term of the Transitional Services Agreement, provided that the amount paid by Buyer to Seller for any such employee pursuant to this Section 5.24 shall not exceed 50% of the employee base pay actually paid to such employee during the term of the Transitional Services Agreement.

"Retention Benefits" as used herein refers to amounts paid, over and above the employee's regular compensation, for the period from the Closing Date to the expiration of the term of the Transitional Services Agreement.

        (b) Buyer agrees to reimburse Seller on the ninetieth day after the Closing Date, Seven Thousand Five Hundred and No/100s Dollars
($7,500.00) for each Consent (i) referred to in Section 2.2 for which a Telecommunication Authorization Adjustment has been made and (ii) which is received within the sixty (60) days after the Closing Date.

        5.25 Severance Payments.  Seller, is solely liable for all amounts
             -------------------
payable (in cash, stock or property) under the Advanced Communications Group, Inc. 1997 Stock Awards Plan (including without limitation any awards under such plans pursuant to the employment contracts), the Advanced Communications Group, Inc. Employee Stock Purchase Plan and the 1999 Retention Program, except for amounts payable by employees or other participants, and the Telecommunications Subsidiaries have no liability actual, potential or contingent under any of the foregoing arrangements.

        5.26 Non-Competition
             ---------------

        (a) Except as Buyer may expressly agree in writing, Seller agrees that for a period of three (3) years after the Closing Date (the "Non-Competition Period"), Seller shall not, and shall not permit any of its Affiliates, (except for officers, directors, and employees outside of their capacity as such) to, directly or indirectly:


         (i) engage in, control, advise, manage, or act as a consultant to any business which, but only to the extent it, conducts activities in the Territory (as hereinafter defined) the same as those conducted by the Telecommunications Subsidiaries as of the Closing Date;

         (ii) solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer or supplier of the Telecommunication
              Subsidiaries for Telecommunication Business at any time prior to the Closing Date;

        (iii) employ or solicit for employment any person who is employed in a capacity providing Telecommunication
              Business services to a Telecommunication Subsidiary;

For purposes of this Section, the phrase "directly or indirectly" shall include acts or omissions as partner, joint venture, employer, agent, consultant, or owner of any interest in, any Person. "Territory" shall mean those geographic areas in which the Telecommunication Subsidiaries have customers as of the Closing Date.

        (b) In the event of actual breach of the provisions of this Section, Buyer, in addition to any other remedies available to it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining Seller from such conduct.

        (c) If at any time any of the provisions of this Section shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Seller expressly agrees that this Agreement, as so Amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

       (d)  The parties hereto agree that any damage caused to Buyer by reason of the breach by Seller or any of its Affiliates of this Section
5.25 would cause irreparable harm that could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies, at law or otherwise, the Buyer shall be entitled to an injunction issued by a court of competent jurisdiction restraining and enjoining any violation by Seller or any of its Affiliates of this Section 5.25.




                              ARTICLE VI.

              CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

        The obligations of Buyer under Article II of this Agreement are
                                       ----------
subject to the satisfaction or waiver by Buyer of the following conditions precedent on or before the Closing Date:

        6.1  Warranties True as of Both Present Date and Closing Date.
             --------------------------------------------------------
The representations and warranties of Seller contained herein and qualified as to materiality shall have been accurate, true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of the date of this Agreement, and shall also be accurate, true and correct to the same extent on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

        6.2  Compliance with Agreements and Covenants.  Seller and the
             ----------------------------------------
Telecommunication Subsidiaries shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

        6.3  Consents and Approvals. Buyer shall have received written
             ----------------------
evidence reasonably satisfactory to it that (a) all material Consents including without limitation those indicated as such in Schedule 3.3(a)
                                                        ---------------
required for the consummation of the transactions contemplated hereby or the ownership and operation of Buyer of the Telecommunication Subsidiaries have been received and (b) Seller's shareholders shall have voted in favor of the sale of the transactions contemplated herein.

        6.4  Seller Telecommunication Assets Conveyance. Seller shall
             -------------------------------------------
have assigned, transferred or conveyed the Seller Telecommunication Assets and the Seller Telecommunication Liabilities to any one or all of the Telecommunication Subsidiaries.

        6.5  Expiration of HSR Waiting Period.  The applicable waiting
             --------------------------------
period under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

        6.6  Documents.  Buyer shall have received all of the agreements,
             ---------
documents and items specified in Section 8.2.

        6.7  Telecommunication Subsidiary Material Adverse Change.  No
             ----------------------------------------------------
Telecommunication Subsidiary Adverse Change shall have occurred and no event shall have occurred which is likely to have a Telecommunication Subsidiary Material Adverse Effect.

        6.8  Actions or Proceedings.  No action or proceeding by any
             ----------------------
Governmental Authority or other Person shall have been instituted or to the knowledge of Seller, threatened which would (a) result in significant monetary damages, or (b) if successful, enjoin, restrain or prohibit any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby.

        6.9  Excluded Liabilities.  Except as set forth in Schedules 5.2
             --------------------                          --------------
and 5.14, or in the "Total Telecom" column of the Combined Management
--------
Report, the Telecommunication Subsidiaries shall have no indebtedness for borrowed money to third parties or to Seller's Affiliates.


                              ARTICLE VII.

             CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

        The obligations of Seller under Article II of this Agreement are
                                        ----------
subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

        7.1  Shareholder Approval. In accordance with Seller's articles
             ---------------------
of incorporation, bylaws, or the laws of the state of its incorporation a sufficient number of Seller's shareholders shall have voted in favor of the sale of the Telecommunication Subsidiaries.

        7.2  Warranties True as of Both Present Date and Closing Date.
             --------------------------------------------------------
The representations and warranties of Buyer contained herein shall have been accurate, true and correct in all material respects on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made by Buyer on and as of the Closing Date.

        7.3  Compliance with Agreements and Covenants.  Buyer shall have
             ----------------------------------------
performed and complied with all of its respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

        7.4  Expiration of HSR Waiting Period.  The applicable waiting
             --------------------------------
period under the HSR Act shall have expired or have been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of this Agreement.

        7.5  Documents.  Seller shall have received all of the
             ---------
agreements, documents and items specified in Section 8.3.

        7.6  Actions or Proceedings.  No action or proceeding by any
             ----------------------
Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby.

        7.7  Employee Benefits.  Seller shall have received written
             -----------------
evidence reasonably satisfactory to Seller that as of the Closing Date Buyer has established and in place (or will have on Closing by operation of the transaction) employee benefits plans, policies, and procedures substantially similar to those that are listed at
Schedule 3.17(i)(a) available to the Telecommunication Subsidiaries'
-------------------
Employees.



                              ARTICLE VIII.

                                 CLOSING

        8.1  Closing.  The Closing shall occur at the offices of
             -------
Blackwell Sanders Peper Martin LLP at St. Louis, Missouri, at 9:00 a.m. on the tenth Business Day after the conditions precedent to Closing specified in Articles VI and VII shall have occurred or been waived (the "Closing Date"). The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date. No fewer than three (3) weeks prior to the date Seller and Buyer anticipate the closing will occur, Seller and Buyer shall confer about the same.

        8.2  Deliveries by Seller.  At the Closing, in addition to any
             --------------------
other documents or agreements required under this Agreement, Seller shall deliver to Buyer the following:

        (a)  Certificates evidencing all of the Telecommunication
Subsidiary Shares, which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers;

        (b)  The resignations of the persons listed in Schedule 8.2(b) as
                                                       ---------------
directors and officers of the Telecommunication Subsidiaries;

        (c)  Except for those Liens specified on Schedule 8.2(c), a
                                                 ----------------
written statement from each Person holding a Lien upon any of the assets of the Telecommunication Subsidiaries, or upon any Telecommunication
Subsidiary Shares, confirming the repayment of the indebtedness secured thereby and the release as of the Closing Date of (i) such Lien and
(ii) all obligations under any and all Contracts relating thereto;

        (d) A certificate dated the Closing Date of Seller certifying as to the compliance by Seller and the Telecommunication Subsidiaries as the case may be, with Sections 6.1 and 6.2;

        (e) The Certificates of Incorporation or similar instruments of the Telecommunication Subsidiaries certified by the Secretary of State or equivalent Person of the jurisdiction of incorporation of the Telecommunication Subsidiaries, and Bylaws or similar instruments of the Telecommunication Subsidiaries, certified by the Secretary of each of the Telecommunication Subsidiaries;

        (f) Certificates of Good Standing for the Telecommunication Subsidiaries from each of the States of listed in Schedule 3.1 as those
                                                  ------------
states in which the respective Telecommunication Subsidiaries are authorized to do business as a foreign corporation.

        (g) An opinion as to the matters set forth in Sections 3.1, 3.2, 3.3, 3.4, and 3.15, dated the Closing Date, of Blackwell Sanders Peper Martin LLP, and/or Swidler Berlin, counsel for Seller and the Telecommunication Subsidiaries, which opinion shall not be governed or qualified by, or otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991);

        (h) A certificate of the Secretaries of the Seller and the Telecommunication Subsidiaries certifying resolutions of the Boards of Directors of the Seller and the Telecommunication Subsidiaries approving this Agreement, the Seller and Telecommunication Subsidiaries' respective Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Seller and each of the Telecommunication Subsidiaries);

        (i)  Duly executed originals of each of the Related Agreements;

        (j) A duly executed certificate of Seller in the form specified by Treas.Reg. Section 1.1445-2(b)(2);

        (k) Evidence, in form reasonably satisfactory to Buyer, that none of the Telecommunication Subsidiaries have breached any material provision of, nor is it in default under the terms of, any material Interconnect Agreement listed on Schedule 8.2(k) and
                    ---------------

        (l) Evidence, in form reasonably satisfactory to Buyer, that all material Consents have been obtained.

        8.3  Deliveries by Buyer.  At the Closing, Buyer shall deliver to
             -------------------
Seller the following:

        (a)  The Consideration;

        (b) A certificate, dated the Closing Date, of an executive officer of Buyer, certifying as to compliance by Buyer as the case may be, with Sections 7.2 and 7.3;

        (c) Certificates of Buyer's secretary certifying resolutions of the board of directors of parties approving this Agreement and its Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Buyer);

        (d) Evidence, in form reasonably satisfactory to Seller, that all material Consents referred to in Schedule 4.3 have been obtained except
                                 ------------
for those the failure to have received has been waived by Seller; and

        (e) An opinion as to the matters set forth in Sections 4.1, 4.2 and 4.3, dated the Closing Date, of Mayer, Brown & Platt, counsel for Buyer, substantially in the form of Schedule 8.3(e), which opinion shall
                                    ----------------
not be governed or qualified by, or otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                              ARTICLE IX.

                              TERMINATION

        9.1  Termination.  This Agreement may be terminated at any time
             -----------
on or prior to the Closing Date:

        (a)  With the mutual consent of Seller and Buyer;

        (b) By Seller or Buyer, if the Closing shall not have taken place on or before February 28, 2000;

        (c) By Buyer, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Seller or of the Telecommunication Subsidiaries hereunder, and such breach shall not have been remedied within fifteen (15) Business Days after receipt by Seller of a notice in writing from Buyer specifying the breach and requesting such be remedied;

        (d) By Seller, if there shall have been a material breach of any covenant, representation or warranty or other agreement of Buyer hereunder, and such breach shall not have been remedied within fifteen (15) Business Days after receipt by Buyer of notice in writing from Seller specifying the breach and requesting such be remedied; or

        (e) By Seller, if the Board of Directors of Seller shall have determined to recommend an Acquisition Proposal to its stockholders after determining that such Acquisition Proposal constitutes the Superior Proposal, and Seller gives Buyer at least five (5) Business Days prior notice of its intention to effect such termination pursuant to this section 9.1(e), and at the end of the five (5) Business Days notice period Seller makes payment to Buyer in the amount equal to five percent (5%) of the Consideration prior to any purchase price adjustment pursuant to Section
2.2 plus Buyer's expenses, supported by written evidence reasonably satisfactory to Seller, which shall not exceed $450,000. The parties agree that this is a reasonable sum as liquidated damages and not a penalty.

        9.2  Effect of Termination.  If this Agreement is terminated
             ---------------------
pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 5.4(b) and 11.1, which shall survive the termination of this Agreement, except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.

                               ARTICLE X.

                            INDEMNIFICATION

        10.1 Survival.  Except as otherwise specified, the
             --------
representations and warranties of Seller contained herein shall survive a period expiring eighteen (18) months after the Closing Date, except that
(a) the representations and warranties contained in Sections 3.20 shall survive until the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes attributable to any period or partial period prior to the Closing Date, including any extensions thereof, (b) the representations and warranties contained in Sections 3.22 shall survive until the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to applicable Environmental Laws, and (c) the representations and warranties contained in Sections 3.2 and 3.4 shall survive forever. The representations and warranties of Buyer contained herein shall survive the Closing for a period expiring at the close of business on the date that is eighteen (18) months after the Closing Date except that the representation and warranty set forth in Section 4.2 hereof shall survive forever.

        10.2 Limits on Indemnification.  The parties hereto agree that
             -------------------------
any indemnification payments to be made pursuant to this Agreement by Seller on the one hand or Buyer on the other hand (except pursuant to Section 10.3(a), with respect to the representations and warranties contained in Sections 3.12, 3.20 and 3.22, or Sections 10.3(b), 10.3(c), 10.3(d), 10.3(f), and 10.3(k)) or 10.4(b)) shall be subject to the requirement that no claim may be made until the aggregate amount of indemnifiable Losses incurred by Seller on the one hand or Buyer on the other hand exceeds $75,000.00, at which time such claim for indemnification may be made for the aggregate amount of all indemnifiable Losses exceeding $75,000.00. Seller's indemnification obligation under Section 10.3(c) shall be limited in total to One Hundred Fifty Thousand and No/100s dollars ($150,000.00).

        10.3 Indemnification by Seller. Seller agrees to indemnify Buyer,
             -------------------------
and its Affiliates (including, after the Closing, the Telecommunication Subsidiaries), and their respective officers, directors, employees, agents and representatives (excluding, in any event, Seller), against, and agrees to hold them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following; provided, however, that such indemnification shall be the sole remedy for Buyer for any and all such Losses:

        (a) any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement or any Related Agreement to which Seller is a party, or any document delivered at the Closing. Buyer's claim shall have been made in writing to Seller not later than the expiration of the time periods set forth in Section 10.1; or

        (b) failure by either Buyer or Seller to obtain any Consent from a Commission granting Consent to this Agreement or the transaction contemplated herein; or

        (c) any fines imposed by the Commission of the state of Oklahoma arising from settlement agreement entered into on or about April 8, 1999 between that Commission and Feist; or

        (d) arising out of the alleged failure to obtain timely Consent from a Commission to the acquisition of TRI by Seller; or

        (e) the misclassification of certain employees as "exempt employees" as more fully described on Schedule 3.17(c) and 3.18(a); or
                                      ----------------     -------

        (f) Hazardous Materials contained in batteries used prior to the Closing Date in connection with telecommunications switches; or

        (g) arising out of the ongoing investigation of the Attorney General of the State of Kansas into slamming and violations of Kansas consumer protection laws by Feist; or

        (h) the failure of Seller or any Telecommunication Subsidiary to make any required filing with the FCC; or

        (i) arising out of the settlement agreement entered into on or about June 23, 1999 between the Attorney General of the State of Minnesota and FirsTel; or

        (j) without limiting the generality of the foregoing, any other of the matters set forth on Schedule 3.23 attached hereto; or
                         -------------

        (k) any breach of or failure by Seller to perform any covenant or obligation set out or contemplated in this Agreement or any Related Agreement or any document delivered by it at the Closing.

        10.4 Indemnification by Buyer.  Buyer agrees to indemnify Seller
             ------------------------
and its Affiliates, and their respective officers, directors, employees, agents and representatives, against, and agrees to hold it harmless from, any and all Losses incurred or suffered by it relating to or arising out of or in connection with any of the following:

        (a) any breach of or any inaccuracy in any representation or warranty made by Buyer in this Agreement or any Related Agreement to which Buyer is a party, or any document delivered at Closing. Seller's Claim shall have been made in writing to Buyer not later than the expiration of the time periods set forth in Section 10.1; or

        (b) any breach of or failure by Buyer to perform any covenant or obligation set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing.

        10.5 Claims.  The provisions of this Section shall be subject to
             ------
Section 10.6. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnified Person shall promptly give notice to the indemnifying person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted; if the

Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover, on the thirty-fifth day after such notice was given, from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference. In addition to the amounts recoverable by the Indemnified Person from the Indemnifying Person pursuant to the foregoing provisions, the Indemnified Person shall also be entitled to recover from the Indemnifying Person interest on such amounts at the rate of eight percent (8%) from, and including, the thirty-fifth day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by the Indemnified Person.

        10.6 Notice of Third-Party Claims; Assumption of Defense. The
             ---------------------------------------------------
Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve the Indemnifying Person of its obligations except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense,
(a) participate in the defense of any claim, suit, action or proceeding and
(b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

        10.7 Settlement or Compromise.  Any settlement or compromise made
             ------------------------
or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any claim, suit, action or proceeding shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least thirty (30) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise. Notwithstanding the foregoing, Seller shall not enter into any settlement or compromise of any claim, action or proceeding relating to Taxes imposed with respect to the operations of the Telecommunication Subsidiaries which could effect taxable period(s) of any Telecommunication Subsidiary after the Closing Date without consulting Buyer.

        10.8 Failure of Indemnifying Person to Act.  In the event that
             -------------------------------------
the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

        10.9 Tax Character.  Seller and Buyer agree that any payments
             -------------
pursuant to this Article X will be treated for federal and state income
                 ---------
tax purposes as adjustments to the purchase price of the Shares, and that they will report such payments on all Tax Returns consistently with such characterization.



                              ARTICLE XI.

                             MISCELLANEOUS

        11.1 Expenses.  Seller shall pay all expenses of Seller and the
             --------
Telecommunication Subsidiaries (including attorneys' fees and expenses) and Buyer shall pay all expenses of Buyer (including attorneys' fees and expenses), in each case incurred in connection with this Agreement and the transactions contemplated hereby. Buyer and Seller shall be responsible for and pay one-half (1/2) of all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Shares.

        11.2 Amendment.  This Agreement may be amended, modified or
             ---------
supplemented but only in writing signed by each of the parties hereto.

        11.3 Notices.  Any notice, request, instruction or other document
             -------
to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) six (6) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

             (a)  If to Seller, addressed as follows:

                  Advanced Communications Group, Inc.
                  Mr. Michael A. Pruss
                  390 South Woodsmill Road
                  Chesterfield, MO 63017
                  with a copy to:

                  Blackwell Sanders Peper Martin, LLP
                  Attn: Matthew W. Geekie
                  720 Olive Street, 24th Floor
                  St. Louis, MO 63101
                  Facsimile No.: (314) 345-6060

             (b)  If to Buyer, addressed as follows:

                  Compass Telecommunication, Inc.
                  8548 Colonial Drive
                  Littleton, Colorado 80124
                  Attention: Rick L. Weller
                  Facsimile No.: (303) 662-8574

                  with a copy to:

                  Mayer, Brown & Platt
                  190 S. LaSalle St.
                  Chicago, IL  60603
                  Attention:  John R. Sagan
                  Facsimile No.:  (312) 701-7711


or to such other individual or address as a party hereto may designate for itself by notice given as herein provided

        11.4 Waivers.  The failure of a party hereto at any time or times
             -------
to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

        11.5 Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.6 Interpretation.  The headings preceding the text of Articles
             --------------
and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.

The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

        11.7 Applicable Law.  This Agreement shall be governed by and
             --------------
construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

        11.8 Assignment.  This Agreement shall be binding upon and inure
             ----------
to the benefit of the parties hereto and their respective estates, heirs, legal representatives, successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of each other party hereto, except that Buyer may assign its rights to purchase all or any portion of the Telecommunication Subsidiary Shares to one or more of its Affiliates without the prior written consent of Seller; provided, further that no such assignment shall (i) limit or affect the Buyer's obligations hereunder,
(ii) impair Seller's rights or remedies, or (iii) contravene or violate any law applicable to or impede the transaction contemplated herein.

        11.9 No Third-Party Beneficiaries.  This Agreement is solely for
             ----------------------------
the benefit of the parties hereto and, to the extent provided herein, their respective estates, heirs, successors, Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

        11.10 Publicity.  Prior to the Closing Date, except as required by
              ---------
Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Buyer, Seller, the Telecommunication Subsidiaries or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Buyer and Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

        11.11 Liquidated Damages.  If (a) all conditions precedent set forth
              ------------------
in Article VI have been met and (b) Buyer fails to close on the transactions contemplated hereby, unless Buyer is entitled not to close pursuant to the terms hereof, Seller may lawfully terminate this Agreement in accordance with the notice and lapse of time requirements of Section 9.1(d), and if it is so terminated, an aggregate of Seven Hundred Fifty Thousand and No/100 dollars ($750,000.00) shall be payable by Buyer to Seller, all as liquidated damages to Seller, and such payments shall be the sole remedy of Seller and the Telecommunication Subsidiaries for such failure by Buyer to close and shall only be available as a remedy prior to the Closing.

        11.12 Effect of Investigation.  Any due diligence review, audit or
              -----------------------
other investigation or inquiry undertaken or performed by or on behalf of Buyer shall not limit, qualify, modify or amend the representations, warranties or covenants of, Seller made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Buyer.

        11.13 Further Assurances.  Upon the reasonable request of Buyer
              ------------------
and at its expense, Seller will on and after the Closing Date execute and deliver to Buyer such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Buyer of, and to vest fully in Buyer title to, the Telecommunication Subsidiary Shares and the Seller Telecommunication Assets, and to otherwise carry out the purposes of this Agreement.

        11.14 Severability.  If any provision of this Agreement shall be
              -------------
held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

        11.15 Remedies Cumulative.  Unless otherwise specified, the
              -------------------
remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

        11.16 Entire Understanding.  This Agreement and the Related
              --------------------
Agreements set forth the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings among the parties.

        11.17 Jurisdiction of Disputes; Waiver of Jury Trial.  In the
              ----------------------------------------------
event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the city of Dallas, Texas, whether a state or federal court;
(b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section shall be deemed to prevent any party from seeking to remove any action to a federal court in Dallas, Texas; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum;
(d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of Texas; (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the city of Dallas, Texas, satisfactory to Seller and Buyer, to serve in place of such agent and deliver to the other parties written evidence of such substitute agent's acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth herein for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law.

EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.


          [The Remainder Of This Page Is Blank Intentionally]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.




COMPASS TELECOMMUNICATIONS         ADVANCED COMMUNICATIONS
                                         GROUP, INC.

By:
   ----------------------------
Name:
     --------------------------
Title:                             By:
      -------------------------       ----------------------------------------
                                   Name: Richard A. O'Neal
                                   Title: Chairman and Acting Chief Executive
                                   Officer


                                   FEIST LONG DISTANCE SERVICE, INC.


                                   By:
                                      ----------------------------------------
                                   Name: Richard A. O'Neal
                                   Title: Chairman of the Board

                                   FIRSTEL, INC.


                                   By:
                                      ----------------------------------------
                                   Name: Richard A. O'Neal
                                   Title: Chairman of the Board

                                   TELECOM RESOURCES, INC.


                                   By:
                                      ----------------------------------------
                                   Name: Richard A. O'Neal
                                   Title: Chairman of the Board and President


                                   VALU-LINE OF LONGVIEW, INC.


                                   By:
                                      ----------------------------------------
                                   Name: Richard A. O'Neal
                                   Title: Chairman of the Board